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                                                                     EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            THE TRIZETTO GROUP, INC.,

                               NOVALIS CORPORATION

                                       AND

                     SECURITYHOLDERS OF NOVALIS CORPORATION

                          DATED AS OF NOVEMBER 29, 1999

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                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of November 29, 1999, by and among The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), Novalis Corporation, a Delaware corporation ("Novalis"), the holders of the capital stock of Novalis listed on the signature page hereto (the "Novalis Stockholders"), and the holders of certain promissory notes made by Novalis listed on the signature page hereto (the "Novalis Noteholders," and, together with the Novalis Stockholders, the "Novalis Securityholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

        WHEREAS, the Novalis Securityholders are the record and beneficial owners of the shares of Novalis' (a) Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Stock"), (b) Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Stock"), and (c) common stock, par value $.01 per share (the "Common Stock");

        WHEREAS, certain of the Novalis Noteholders are the holders of promissory notes, each dated October 4, 1995, as amended and extended through January 2, 2000, made by Novalis and payable to such Novalis Noteholders (the "1995 Notes"), and certain of the Novalis Noteholders are the holders of other promissory notes, each dated January 19, 1999, as extended through December 31, 1999, made by Novalis and payable to such Novalis Noteholders (the "1999 Notes," and, together with the 1995 Notes, the "Novalis Notes");

        WHEREAS, prior to the Closing (as defined herein), the Novalis Noteholders will exchange the principal amount of the Novalis Notes (together with interest accrued thereon) for shares of Series C Preferred Stock, par value $1.00 per share (the "Series C Stock"), as described in greater detail in Appendix A hereto;

        WHEREAS, at the time of the Closing and after giving effect to the foregoing transactions, no Novalis Notes will be outstanding, and the Novalis Securityholders will be the record and beneficial owners of the outstanding shares of Common Stock, Series A Stock, Series B Stock and Series C Stock (collectively, the "Novalis Stock"), as set forth on Schedule 1 attached hereto;

        WHEREAS, TriZetto desires to purchase from the Novalis Securityholders, and the Novalis Securityholders desire to sell to TriZetto, all of the issued and outstanding shares of capital stock of Novalis, which immediately prior to the Closing, will consist of (i) 1,186,559 shares of Series A Stock, (ii) 235,000 shares of Series B Stock, (iii) 92,749.03 shares of Series C Stock, and
(iv) 938,519 shares of Common Stock; and

        WHEREAS, each of TriZetto, Novalis and the Novalis Securityholders desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale of the Novalis Stock and also to prescribe various conditions to the consummation thereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


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                                    ARTICLE 1

          PURCHASE AND SALE OF SHARES; CONVERSION OF THE NOVALIS NOTES

        1.1     PURCHASE AND SALE.

                (a) GENERAL. On the terms and subject to the conditions of this Agreement, in reliance upon the representations, warranties and agreements of the parties contained herein, on the Closing Date (as defined in Section 1.2) the Novalis Securityholders shall sell, transfer and deliver to TriZetto, and TriZetto shall purchase from the Novalis Securityholders, the Novalis Stock for an aggregate purchase price equal to the sum of (i) $5,001,515.41 cash (the "Cash Portion of the Purchase Price"); and (ii) 549,786 validly issued, fully paid and non-assessable shares of common stock, $.001 par value, of TriZetto (the "TriZetto Stock") which equals the quotient of (A) $9,000,000 divided by
(B) the average of the closing sales prices of the TriZetto Stock for the five trading days immediately preceding the earlier of (1) November 22, 1999, (2) the announcement of the transactions contemplated under this Agreement, or (3) the execution and delivery of this Agreement, as reported on the Nasdaq National Market System ("NMS")(the "Stock Portion of the Purchase Price," and together with the Cash Portion of the Purchase Price, the "Purchase Price").

                (b) ALLOCATION OF THE STOCK PORTION OF THE PURCHASE PRICE. The Stock Portion of the Purchase Price shall be allocated among the Novalis Securityholders in accordance with Exhibit B attached hereto. Any additional shares of TriZetto Stock which are issued pursuant to Section 1.1(e) below shall be issued to the Novalis Securityholders in the same proportion as set forth on Exhibit B, rounded to the nearest whole share. The Stock Portion of the Purchase Price has been allocated and shall be issued to each Novalis Securityholder pursuant to mutual agreement of the Novalis Securityholders as set forth in Exhibit B. By executing and delivering this Agreement, each Novalis Securityholder agrees to such allocation as set forth on Exhibit B.

                (c) ALLOCATION OF THE CASH PORTION OF THE PURCHASE PRICE. The Cash Portion of the Purchase Price shall be allocated among the Novalis Securityholders in accordance with Exhibit C attached hereto. The Cash Portion of the Purchase Price has been allocated and shall be paid to each Novalis Securityholder pursuant to the mutual agreement of the Novalis Securityholders as set forth on Exhibit C. By executing and delivering this Agreement, each Novalis Securityholder agrees to such allocation as set forth on Exhibit C.

                (d) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                        (i) DELIVERY OF $5,000,000 OF THE CASH PORTION OF THE PURCHASE PRICE. Pursuant to an escrow agreement to be entered into on or before the Closing in substantially the form of Exhibit D (the "Warrant Escrow Agreement"), by and among TriZetto, the Novalis Securityholders and Stradling Yocca Carlson & Rauth (the "Warrant Escrow Agent"), TriZetto will deposit $5,000,000 of the Cash Portion of the Purchase Price that would otherwise be delivered to the Novalis Securityholders in an escrow pursuant to the Warrant Escrow Agreement (the "Warrant Escrow") and the Cash Portion of the Purchase Price shall remain in the Warrant Escrow until such time as the conditions set forth therein are waived or satisfied.

                        (ii) DELIVERY OF REMAINING $1,515.41 OF CASH PORTION OF PURCHASE PRICE TO THE NOVALIS SECURITYHOLDERS. At the Closing, TriZetto shall deliver checks for an aggregate of $1,515.41 made payable to the Novalis Securityholders in accordance with Exhibit C.


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                        (iii)   DELIVERY OF TRIZETTO STOCK INTO ESCROW. Pursuant
to an escrow agreement to be entered into on or before the Closing in substantially the form of Exhibit E (the "Offset Escrow Agreement"), by and among TriZetto, the Novalis Securityholders and Bankers Trust of California N.A. (the "Offset Escrow Agent"), TriZetto will deposit stock certificates representing 366,524 shares of TriZetto Stock that would otherwise be delivered to the Novalis Securityholders at the Closing (the "Escrow Shares") in an escrow pursuant to the Offset Escrow Agreement (the "Offset Escrow") together with related stock powers. The Escrow Shares and such stock powers, and any other property with respect thereto delivered to the Offset Escrow Agent as provided in the Offset Escrow Agreement will be held in escrow to satisfy TriZetto's offset rights with respect to claims made under Article 8 hereof, Subsection B.(ii) and Subsection C of the Supplement to Novalis Disclosure Schedule and in accordance with the Offset Escrow Agreement. Such delivery of TriZetto Stock shall take into account the transfers contemplated to Chester E. Burrell under
Section 9.2(k).

                        (iv) DELIVERY OF TRIZETTO STOCK TO NOVALIS SECURITYHOLDERS. Immediately following the Closing, TriZetto and Novalis shall submit to TriZetto's registrar and transfer agent, U.S. Stock Transfer Corporation (the "Transfer Agent"), an instruction letter including a list of the names, addresses and social security numbers/taxpayer identification numbers of each Novalis Securityholder who has delivered the certificate or certificates representing all shares of Novalis Stock held by such Novalis Securityholder. As soon as reasonably practicable following the Closing, TriZetto shall cause the Transfer Agent to deliver a certificate to each Novalis Securityholder representing that number of shares of TriZetto Stock, which such Novalis Securityholder has the right to receive pursuant to the provisions of this
Article 1, subject to the deposit of Escrow Shares in accordance with Section 1.1(d)(iii).

                (e) ADJUSTMENT TO TRIZETTO STOCK. In the event that the average closing sales price of the TriZetto Stock as reported on the NMS (or other exchange or similar market on which TriZetto Stock is regularly traded if not then traded on NMS) for the 20 trading days preceding the one-year anniversary of the Closing Date (the "Adjustment Date") is less than $16.37 (the "Initial TriZetto Stock Price") TriZetto shall issue or cause to be issued by submitting an instruction letter to its Transfer Agent instructing the Transfer Agent to issue an additional number of shares of TriZetto Stock within five business days after the Adjustment Date (the "Adjusted Shares Closing") to the Novalis Securityholders such that the total market value of all the shares of TriZetto Stock issued and delivered by TriZetto, as required this Section 1.1(e) as well as by Sections 1.1(a) and 1.1(d)(iii) and (iv) is $9,000,000, based upon the average closing sales price for the 20 trading days preceding the Adjustment Date; provided, however, that in no event shall TriZetto be required to issue a number of additional shares at the Adjustment Shares Closing in excess of 137,447 shares of TriZetto Stock. The adjustment called for by this Section 1.1(e) shall be made before any shares of TriZetto Stock are returned from the Offset Escrow to TriZetto or otherwise sold in satisfaction of claims under
Article 8 or for any other purpose.

                (f) ADJUSTMENT TO CASH PORTION OF THE PURCHASE PRICE. In the event that the conditions set forth in the Warrant Escrow Agreement in the form attached hereto as Exhibit F have not been satisfied by November 30, 1999, the Cash Portion of the Purchase Price shall be reduced by the $5,000,000 held pursuant to the Warrant Escrow Agreement, the Warrant Escrow Agreement shall be terminated and the $5,000,000 held pursuant to the Warrant Escrow Agreement shall be returned to TriZetto.


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                (g)     STOCK SPLITS, STOCK DIVIDENDS, ETC. Appropriate
adjustments shall be made to the Initial TriZetto Stock Price and the number of shares of TriZetto Stock to be delivered at the Adjustment Shares Closing to reflect any stock splits, stock dividends, subdivisions, combinations, recapitalizations or other events having similar effect after the Closing.

        1.2 EXCHANGE OF THE NOVALIS NOTES. Prior to but subject to the consummation of the Closing, the Novalis Noteholders shall exchange all of the outstanding principal due under the Novalis Notes (together with the right to receive accrued but unpaid interest due thereon) for 92,749.03 shares of Series C Stock, as more particularly described in Appendix A attached hereto, and upon the consummation of such exchange the Novalis Notes shall be deemed canceled and of no force or effect.

        1.3 CLOSING. The closing of the purchase and sale of the Novalis Stock (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 or by facsimile, on November 29, 1999, or, if the conditions to Closing set forth in Section 9 of this Agreement shall not have been satisfied or waived by the appropriate party by such time of day on such date, at such time of day as the parties shall agree on the first business day to occur following the date on which all of the conditions to Closing set forth in Section 9 shall have been satisfied or waived as provided therein (subject to the provisions of Section 10 hereof, such other date and time as shall be mutually agreed upon by the parties, but in no event later than November 30, 1999). The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the "Closing Date." At the time of the Closing, TriZetto, Novalis and the Novalis Securityholders shall deliver the certificates and other documents and instruments required to be delivered hereunder.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF NOVALIS

        Novalis represents and warrants to TriZetto that, except as set forth in the Novalis Disclosure Schedule:

        2.1 ORGANIZATION AND GOOD STANDING; AUTHORIZATIONS AND APPROVALS; NO VIOLATIONS.

                (a) Novalis and each Novalis Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Novalis and each Novalis Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Novalis and the Novalis Subsidiaries, considered as a whole. The state of incorporation and each jurisdiction in which each of Novalis and the Novalis Subsidiaries is qualified to do business as a foreign corporation is listed in
Section 2.1(a) of the Novalis Disclosure Schedule. Novalis and each Novalis Subsidiary has all necessary corporate power and authority, and all material governmental licenses, authorizations, consents, and approvals, to carry on its business as it is now being conducted, and to own or lease, and operate its properties and assets. Novalis has delivered to TriZetto true and complete copies of Novalis' and each Novalis Subsidiary's Certification of Incorporation and Bylaws as currently in effect.

                (b) AUTHORIZATION AND APPROVALS. Novalis has all requisite corporate power and authority to enter into this Agreement, and each other Transaction Document to which it is a


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party and to perform its obligations hereunder and thereunder. This Agreement has been, and each other Transaction Document on or prior to the Closing Date will be, duly executed and delivered by Novalis, as appropriate, and when duly executed and delivered will constitute the legal, valid and binding obligation of Novalis, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement, and each other Transaction Document, has been duly and validly authorized by and approved by all requisite corporate action by the Novalis' board of directors and stockholders. Except as set forth in Schedule 2.1(b) of the Novalis Disclosure Schedule, no further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Novalis or of this Agreement or any other Transaction Document to which it is a party, or the consummation by Novalis of the transactions contemplated hereby and thereby.

                (c) NO VIOLATIONS. Except as disclosed in Section 2.1(c) of the Novalis Disclosure Schedule, neither the execution and delivery by Novalis of this Agreement or any other Transaction Document to which Novalis is a party nor the consummation by Novalis of the transactions contemplated hereby or thereby will (a) violate any provision of the charter or bylaws of Novalis, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Novalis or any Novalis Subsidiary is a party or by which Novalis or any Novalis Subsidiary or any of their respective properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Novalis or any Novalis Subsidiary or any of their respective properties or assets or (d) give rise to a declaration or imposition of any Lien upon any of the assets of Novalis or any Novalis Subsidiary.

        2.2     SUBSIDIARIES.

                (a) Section 2.2(a) of the Novalis Disclosure Schedule sets forth each entity of which at least 50% of the outstanding securities or other interests having rights to vote or otherwise direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise) is owned, directly or indirectly, by Novalis. Except as disclosed in Sections 2.2(b) and (c) of the Novalis Disclosure Schedule and except for the Novalis Subsidiaries, Novalis does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

                (b) Except as disclosed in Section 2.2(b) of the Novalis Disclosure Schedules, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Novalis Subsidiary is owned by Novalis, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as disclosed in Section 2.2(b) of the Novalis Disclosure Schedule, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any Novalis Subsidiary or (ii) securities of Novalis or any Novalis Subsidiary convertible into or exchangeable for shares of capital stock, voting securities or other ownership interests in any


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Novalis Subsidiary or (iii) options or other rights to acquire from Novalis or
Novalis Subsidiary, and other obligation of Novalis or Novalis Subsidiary to issue, and capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, Novalis Subsidiary. There are no outstanding obligations of Novalis or Novalis Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or
(iii) above.

        2.3 CAPITAL STRUCTURE OF NOVALIS. The authorized capital stock of Novalis consists of 18,000,000 shares, of which, as of the date of this Agreement, (i) 16,000,000 are classified as shares of Common Stock, $.01 par value per share, and (ii) 2,000,000 are classified as shares of preferred stock, $1.00 par value per share, of which (x) 1,186,559 have been designated as Series A Convertible Preferred Stock, (y) 235,000 shares have been designated as Series B Convertible Preferred Stock and 93,000 shares have been designated as Series C Convertible Preferred Stock. As of the date hereof, Novalis has issued and outstanding 938,519 shares of Common Stock, 1,186,559 shares of Series A Stock, 235,000 shares of Series B Stock and no shares of Series C Stock. As of the date of this Agreement, there are options to purchase 700,100 shares of the Common Stock outstanding (the "Options") and 263,649 shares available for future grants under Novalis' 1995 Stock Option Plan. As of the Closing Date, there will be no outstanding Options. Except as provided in this Agreement and the Stockholders Agreement, dated as of October 4, 1995, by and among Novalis and the Stockholders named as such therein, as amended (the "Novalis Stockholders Agreement"), the 1,186,559 shares of Series A Stock, 235,000 shares of Series B Stock and 92,749.03 shares of Series C Stock issued and outstanding as of the date hereof, there are no outstanding rights of first refusal, preemptive rights or other rights, options, stock appreciation rights, redemption rights, subscriptions, warrants, options, convertible securities or other agreements, arrangements or commitments either directly or indirectly for the purchase or acquisition from Novalis or the Novalis Subsidiaries of any shares of capital stock of Novalis or the Novalis Subsidiaries to purchase or otherwise acquire equity securities of Novalis. Except as set forth in Section 2.3 of the Novalis Disclosure Schedule, Novalis does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Novalis or the Novalis Subsidiaries on any matter. All of the outstanding shares of capital stock of Novalis and each of the Novalis Subsidiaries have been validly issued and are fully paid and nonassessable. All of such shares and the Options have been issued in transactions exempt from registration under the 1933 Act. Each Novalis Stockholder owns, and has good, valid and marketable title to the Novalis Stock free and clear of all Liens, charges, options, rights of first refusal or limitations or other restrictions on transfer, except as imposed under the 1933 Act and the Novalis Stockholders Agreement.

        2.4     TAXES.

                (a) Except as disclosed in Section 2.4(a) of the Novalis Disclosure Schedule, Novalis and the Novalis Subsidiaries have timely filed or been included in all Tax Returns that were required to be filed prior to the date hereof by or with respect to the activities of Novalis and the Novalis Subsidiaries, which Tax Returns are true, correct and complete in all material respects, and Novalis has paid all Taxes shown thereon to be due. Neither Novalis nor any Novalis Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return.

                (b) Novalis and the Novalis Subsidiaries have paid or caused to be paid within the time and in the manner prescribed by law all Taxes that were required to be paid by Novalis and the Novalis Subsidiaries prior to the date hereof. All Taxes attributable to all taxable periods ending


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on or before the last day covered by the Financial Statements, to the extent not required to be previously paid, have been fully and adequately reserved for (as taxes payable) on said Financial Statements. Each of Novalis and the Novalis Subsidiaries has withheld and paid all taxes required to have been withheld and paid.

                (c)     Except with respect to any accounting change required by
Section 448 of the Internal Revenue Code of 1986, as amended (the "Code"), and any similar state or local provision, that will occur as a result of the consummation of the transactions contemplated herein, Novalis has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise. Novalis has not filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

                (d) No Tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against Novalis or any Novalis Subsidiary, nor are any of the Tax Returns now being or, to the Knowledge of Novalis, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. Novalis shall promptly notify TriZetto of any notice of pending action or proceeding involving Taxes relating to Novalis or any Novalis Subsidiary between the date of this Agreement and the Closing Date. All Tax deficiencies determined as a result of any past completed audit have been satisfied. Novalis has delivered or made available to TriZetto complete and correct copies of all audit reports and statements of deficiencies that were issued after January 1, 1996 with respect to any tax assessed against or agreed to by Novalis or any Novalis Subsidiary.

                (e) Prior to the date hereof, Novalis has made available to TriZetto complete, current and correct copies of the Tax Returns for the years ended in 1996, 1997 and 1998.

                (f) None of the assets of Novalis or any Novalis Subsidiary are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

                (g) Neither Novalis nor any Novalis Subsidiary is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement. Neither Novalis nor any Novalis Subsidiary has any liability for Taxes of any person (other than any of Novalis and the Novalis Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                (h) Neither Novalis nor any Novalis Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that under the circumstances or the transactions contemplated hereunder could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                (i) With respect to tax years ended in 1996, 1997 and 1998, neither Novalis nor any Novalis Subsidiary is subject to any Tax in any jurisdiction or by any Taxing Authority with respect to which it has not filed a Tax Return required by law.

                (j) Neither Novalis nor any Novalis Subsidiary has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law.


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        2.5     TRANSACTIONS WITH AFFILIATES; AFFILIATES.

                (a) Except as set forth in Section 2.5 of the Novalis Disclosure Schedule, neither the Novalis Securityholders nor any of their Affiliates, have any interest, in any lease, lien, contract, license, encumbrance, loan or other agreement to which Novalis or any Novalis Subsidiary is a party or any interest (other than as a shareholder or noteholder) in any properties or assets of Novalis or any Novalis Subsidiary.

                (b) Novalis has no Affiliates other than the Novalis Securityholders and their Affiliates and PHN.

        2.6 FINANCIAL STATEMENTS. True and complete copies of (i) the unaudited consolidated balance sheet of Novalis and the Novalis Subsidiaries as of October 31, 1999 (the "Balance Sheet"), and the related consolidated statement of income, consolidated statement of shareholders' equity and consolidated statement of cash flows for the ten months then ended (the "Interim Financial Statements"), and (ii) the audited consolidated financial statements of Novalis and Novalis Subsidiaries as of and for the fiscal year ended December 31, 1996 and the unaudited consolidated financial statements of Novalis and Novalis Subsidiaries as of and for the fiscal years ended December 31, 1997 and 1998 (including, without limitation, the related consolidated balance sheets, consolidated statements of income, consolidated statements of shareholders' equity, consolidated statements of cash flows and all notes, schedules and exhibits thereto) (collectively with the Interim Financial Statements, the "Financial Statements"), are included in Section 2.6 of the Novalis Disclosure Schedule, and no changes have been made thereto since the date hereof. Except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in Section 2.6 of the Novalis Disclosure Schedule, the Financial Statements (i) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered, except, in the case of the Interim Financial Statements, for the lack of footnote disclosure and year-end adjustments which will not be material individually or in the aggregate and except as may be indicated in the notes thereto, (ii) present fairly the financial position, results of operations and cash flows of Novalis on a consolidated basis as of and for the periods then ended, (iii) disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, whether or not required by GAAP to be disclosed thereon, and (iv) reflect that Novalis and Novalis Subsidiaries have set aside adequate reserves for all taxes with respect to the period then ended and all prior periods, and with respect to receivables, for all reasonably anticipated uncollectible amounts, losses, costs and expenses. Except as set forth in Section 2.6 of the Novalis Disclosure Schedule, neither Novalis nor any Novalis Subsidiary has any liabilities or obligations of any nature (absolute, accrued or contingent) that are not fully reflected or reserved against in the Balance Sheet, as prescribed by GAAP and the Financial Accounting Standards Board, except liabilities or obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of $100,000 in the aggregate or $25,000 individually.

        2.7 TITLE TO PROPERTIES. Novalis and each Novalis Subsidiary has good, valid and marketable title to all of the properties and assets which it purports to own (personal and mixed, tangible and intangible, including, without limitation, all the properties and assets listed in Sections 2.10 and 2.11 of the Novalis Disclosure Schedule which it purports to own and all property reflected on the Balance Sheet other than property that is leased and so reflected in the Balance Sheet (the "Assets"). Except as set forth in Section
2.7 of the Novalis Disclosure Schedule, all such properties and assets are free and clear of all title defects or objections or Liens except for Liens that would not have a Material Adverse Effect on Novalis and the Novalis Subsidiaries taken as a whole. At the


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Closing Date, Novalis and each Novalis Subsidiary will possess all of the personal property wherever located used to conduct its business as used prior to the Closing.

        2.8 REAL PROPERTY. Neither Novalis nor any Novalis Subsidiary owns any real property.

        2.9 LEASES. Section 2.9(a) of the Novalis Disclosure Schedule contains a complete and correct list of all leases pursuant to which Novalis or any Novalis Subsidiary leases real property, including all amendments thereto (collectively, the "Real Property Leases"). Section 2.9(b) of the Novalis Disclosure Schedule contains a complete and correct list of all material leases pursuant to which Novalis or any Novalis Subsidiary leases personal property, including all amendments thereto (collectively, the "Personal Property Leases," and, together with the Real Property Leases, the "Leases"). Prior to the date hereof, Novalis has delivered or made available to TriZetto complete, current and correct copies of the Leases, and no changes have been made thereto since the date of delivery. Each of the Leases is the legal, valid and binding obligation of Novalis or the Novalis Subsidiary which is a party thereto, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. There are no existing material defaults by Novalis or any Novalis Subsidiary under any of the Leases and to the Knowledge of Novalis, no event has occurred which would constitute a material default (or any event which, with the giving of notice or lapse of time or both, would constitute a material default) thereunder by Novalis or any Novalis Subsidiary.

        2.10 FIXED ASSETS. Section 2.10 of the Novalis Disclosure Schedule sets forth a list of all material fixtures, furniture and equipment owned, leased or used by Novalis or any Novalis Subsidiary as of October 31, 1999 (the "Fixed Assets"). The Fixed Assets (a) are in good operating condition and repair, normal wear and tear excepted, (b) are adequate to conduct the business of Novalis and the Novalis Subsidiaries substantially in the manner in which such businesses have been conducted since January 1, 1999, and (c) have been maintained consistent with the standards generally followed in the industry.

        2.11 INTANGIBLE PERSONAL PROPERTY. Section 2.11 of the Novalis Disclosure Schedule sets forth a complete and correct list for Novalis and for each Novalis Subsidiary of material domestic and foreign patent, patent application, invention disclosure, copyright, trademark, trademark registration, trade name, service mark and applications for any of the foregoing, and any material software titles, owned by Novalis or such Novalis Subsidiary or used in the conduct of its respective businesses (such intangible personal property in addition to any material trade secrets and proprietary know-how owned by Novalis or any Novalis Subsidiary or used in the conduct of its respective businesses, the "Intangible Personal Property"). Except as set forth in Section 2.11 of the Novalis Disclosure Schedules, (a) Novalis and Novalis Subsidiaries have the right and authority to use all Intangible Personal Property required for the conduct of their respective businesses in the manner presently conducted, and
(b) to the Knowledge of Novalis, such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent or patent rights of any other person or entity. Except as disclosed in Section 2.11 of the Novalis Disclosure Schedule, there have not been any actions or other judicial or adversary proceedings to which Novalis or any Novalis Subsidiary is a party concerning the validity of the Intangible Personal Property, nor has Novalis received any notice that any such action or proceeding is threatened.

        2.12 ACCOUNTS RECEIVABLE. A complete and correct list of all accounts receivable of Novalis as of October 31, 1999 ("Accounts Receivable") has been delivered to TriZetto prior to the date hereof, and sets forth the aging of such Accounts Receivable. The Accounts Receivable represent bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business of Novalis and Novalis Subsidiaries and consistent with past practices. Except as set forth in Section 2.12 of the Novalis Disclosure Schedule, to the Knowledge of Novalis, there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable, or any other account receivable created after October 31, 1999, nor are there any facts or circumstances that could reasonably be expected to give rise to any such claim or right of offset. The reserves reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, and the Accounts Receivable will be collected in full within 180 days after the Closing Date in the ordinary course of business, net of such reserves.

        2.13 LICENSES AND PERMITS. Section 2.13 of the Novalis Disclosure Schedule contains a list of all material governmental licenses, permits, franchises, rights and privileges necessary for the present conduct of Novalis' business, each Novalis Subsidiary's business, and, to the Knowledge of Novalis, PHN's business (the "Licenses"). Novalis, each Novalis Subsidiary, and, to the Knowledge of Novalis, PHN, possesses, as appropriate, all such Licenses. Each of the Licenses is in full force and effect, Novalis and each Novalis Subsidiary has complied in all material respects with all conditions, requirements and terms thereof and there are no pending or threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses. Prior to the date hereof, Novalis has delivered or made available to TriZetto a complete, current and correct copy of each of the Licenses.

        2.14 INSURANCE. Section 2.14(a) of the Novalis Disclosure Schedule contains a description of all existing policies of fire, liability, workers' compensation and all other forms of insurance maintained by Novalis or any Novalis Subsidiary. Except as set forth in Section 2.14(b) of the Novalis Disclosure Schedule, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof, or the Closing Date, as appropriate, have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Except as set forth in Section 2.14(c) of the Novalis Disclosure Schedule such policies (a) are adequate for compliance with all agreements or instruments to which Novalis or any Novalis Subsidiary is a party, or to which its business, properties or assets may be subject, (b) are valid, outstanding and enforceable policies, (c) provide insurance coverage in the amounts indicated in such policies, which are adequate for Novalis' and each Novalis Subsidiary's businesses, properties, assets and operations as presently conducted, and (d) all premiums due and owing thereon have been paid. Section 2.14(c) of the Novalis Disclosure Schedule also describes all claims of Novalis or any Novalis Subsidiary which are pending under such insurance policies or have been paid to Novalis or any Novalis Subsidiary since January 1, 1998. Since January 1, 1998, neither Novalis nor any Novalis Subsidiary has been refused coverage by any insurance carrier with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Prior to the date hereof, Novalis has delivered or made available to TriZetto complete, current and correct copies of all insurance policies and binders for the insurance policies which are maintained by Novalis or any Novalis Subsidiary.

        2.15 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.15 of the Novalis Disclosure Schedule, and except for the transactions specifically contemplated by this Agreement, since October 31, 1999, there has not been:

                (a) Any declaration or payment of dividends by Novalis or any repurchase, redemption or other acquisition by Novalis or any Novalis Subsidiary of any outstanding shares of capital stock or other securities of Novalis or any Novalis Subsidiary or, except in the ordinary course of business, any transfer of properties or assets of any kind whatsoever by Novalis to its shareholders;

                (b) Any transaction or commitment made, or any contract or agreement entered into, by Novalis or any Novalis Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Novalis or any Novalis Subsidiary of any contract or other right, in either case, material to Novalis or any Novalis Subsidiary, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

                (c) Any loan, advance or capital contribution by Novalis or any Novalis Subsidiary to any person, except a normal travel advance or other reasonable expense advance to an officer or employee of Novalis or any Novalis Subsidiary and normal trade terms extended to customers;

                (d) Any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have a Material Adverse Effect;

                (e) Any sale or transfer of any properties or assets not in the ordinary course of business or any cancellation of any debts or claims of Novalis or any Novalis Subsidiary;

                (f) Any mortgage, pledge or subjection to lien, guaranty of indebtedness, charge or encumbrance of any kind on any of Novalis' or any Novalis Subsidiary's properties or assets, or any assumption of, or taking any properties or assets subject to, any liability;

                (g) Any amendment, modification or termination of any material contract or agreement to which Novalis or any Novalis Subsidiary is a party or pursuant to which its properties or assets may be bound;

                (h) Any sale or granting to any party or parties of any license, franchise or option with respect to Novalis' or any Novalis Subsidiary's business or termination of any such rights;

                (i) any (i) grant of any severance or termination pay to any current or former director, officer or employee of Novalis or any Novalis Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Novalis or any Novalis Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of Novalis (other than in the ordinary course of business salary increases for employees other than officers and directors), or (iv) establishment, adoption, or amendment (except as required by applicable law), of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Novalis or any Novalis Subsidiary;

                (j) Any adoption by Novalis or any Novalis Subsidiary of any new Benefit Plan (as that term is defined in Section 2.22(b) of this Agreement), or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of Novalis or any Novalis Subsidiary;

                (k) Any alteration in the manner of keeping the books, accounts or records of Novalis or any Novalis Subsidiary or in the manner of preparing the Financial Statements, or in the accounting practices of Novalis or any Novalis Subsidiary, except as may be required by any modification or change in GAAP; or

                (l) Any event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on Novalis (other than adverse effects arising from the execution and performance of this Agreement, changes in general economic conditions or changes applicable generally to the industry);

                (m) any amendment of any term of any outstanding security of Novalis or any Novalis Subsidiary;

                (n) any material labor dispute, other than routine individual grievances, or, to the Knowledge of Novalis, any activity or proceeding by a labor union or representative thereof to organize any employees of Novalis or any Novalis Subsidiary, which employees were not subject to a collective bargaining agreement on the date of the Balance Sheet, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

                (o) any tax election or any settlement of tax liability, in either case that is material to Novalis and the Novalis Subsidiaries, taken as a whole.

        2.16 COMPLIANCE WITH CONTRACTS. Section 2.16 of the Novalis Disclosure Schedule contains a list of all material contracts, commitments, obligations or agreements of Novalis or of any Novalis Subsidiary, whether written or oral, formal or informal (the "Contracts"). Without limiting the foregoing all contracts which have a term exceeding one year and have consideration in excess of $50,000, shall be deemed material. Except as set forth in Section 2.16 of the Novalis Disclosure Schedule, no event has occurred which would constitute a material default or cause the incurrence of a material penalty on the part of Novalis or any Novalis Subsidiary (or any event which, with the giving of notice or lapse of time or both, would constitute a material default or cause the incurrence of a material penalty on the part of Novalis or any of Novalis Subsidiaries) under any term or provision of any of the Contracts and thereby allow another party to terminate and/or claim penalties or damages therefor and Novalis and the Novalis Subsidiaries have no knowledge of defaults by third parties thereto. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of Novalis or Novalis Subsidiary which is a party thereto and, to the Knowledge of Novalis, of the other parties thereto, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Except as set forth in Section 2.16 of the Novalis Disclosure Schedule, neither Novalis nor any Novalis Subsidiary is a party to any Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, Novalis has delivered or made available to TriZetto a complete and correct copy of each of the written Contracts, as well as a written summary of each of the oral Contracts, including all amendments and modifications thereto.

        2.17 COMPLIANCE WITH LAWS. Except as set forth in Section 2.17 of the Novalis Disclosure Schedule, Novalis', each Novalis Subsidiary's, and, to the Knowledge of Novalis, PHN's, business has been conducted in compliance with, and is not in violation of, any applicable laws, statutes, ordinances, rules, regulations, orders, other requirements of national governmental authorities or of any territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Novalis, any Novalis Subsidiary or PHN and their respective business, including without limitation all such laws, regulations, ordinances and requirements relating to insurance, environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except where noncompliance or violation would not have a Material Adverse Effect. Except as set forth in Section 2.17 of the Novalis Disclosure Schedule, since January 1, 1996, none of Novalis, any Novalis Subsidiary or, to the Knowledge of Novalis, PHN, has received any written notification of any asserted present or past failure by Novalis, any Novalis Subsidiary, or PHN to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements that is unresolved as of the date hereof.

        2.18 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Interim Financial Statements, or in Section 2.18 of the Novalis Disclosure Schedule, neither Novalis nor any Novalis Subsidiary is directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or (iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

        2.19 LABOR RELATIONS. The attachment to Section 2.19(a) of the Novalis Disclosure Schedule contains a list as of the date of this Agreement of all of Novalis' and each Novalis Subsidiary's employees ("Employees"), which includes the job position and compensation payable to each of the Employees. Except to the extent set forth in Section 2.19(b) of the Novalis Disclosure
Schedule:

                (a) Novalis and each Novalis Subsidiary is in compliance in all material respects with all laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor, including without limitation Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act, ERISA, and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes;

                (b) There is no pending or, to the Knowledge of Novalis, threatened charge, complaint, allegation, application or other process or claim against Novalis or any Novalis Subsidiary before any federal, territorial, state or local or other governmental or administrative agency or other entity;

                (c) No Employee is covered by any collective bargaining agreement, nor, to the Knowledge of Novalis, is there any effort being made by any union to organize any of the Employees; and

                (d) Novalis and each Novalis Subsidiary has paid and performed all obligations when due with respect to its employees, consultants, agents, officers and directors, including without limitation the payment of any accrued and payable wages, severance pay, vacation pay, benefits and commissions, except those obligations which are in good faith being challenged by Novalis or any Novalis Subsidiary as not valid obligations of Novalis or any Novalis Subsidiary as more fully described in Section 2.19(d) of the Novalis Disclosure Schedule.

                (e) None of the persons performing services for Novalis or any Novalis Subsidiary have been improperly classified as independent contractors or as being exempt from the payment of wages for overtime.

                (f) Section 2.19(f) of the Novalis Disclosure Schedule lists each individual who is absent from active employment with Novalis or any Novalis Subsidiary by reason of (i) short-term or long term disability, (ii) leave of absence under the Family and Medical Leave Act of 1993 (or comparable state statute), (iii) military leave (under conditions that give the employee re-employment rights), or (iv) other Novalis-approved or Novalis Subsidiary-approved leave of absence.

                (g) During the three years immediately preceding the date of this Agreement, Novalis and the Novalis Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Novalis and the Novalis Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Novalis and the Novalis Subsidiaries; nor has either Novalis or the Novalis Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations relating to the Novalis or the Novalis Subsidiaries sufficient in number to trigger application of any similar state or local law. No individual employed by Novalis or the Novalis Subsidiaries has suffered any form of "employment loss" (as defined in the WARN Act) within ninety days prior to the Closing Date.

        2.20 LITIGATION. Except as set forth in Section 2.20 of the Novalis Disclosure Schedule:

                (a) There is no pending or, to the Knowledge of Novalis, threatened, action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, (i) against or involving Novalis or any Novalis Subsidiary, (ii) against or involving any director, officer or Employee of Novalis or any Novalis Subsidiary in his or her capacity as such, (iii) to which Novalis or any Novalis Subsidiary is a party, (iv) affecting the assets or business of Novalis or any Novalis Subsidiary or the transactions contemplated by this Agreement or any other Transaction Document that arises through any fault of Novalis or any Novalis Subsidiary, or (v) affecting the assets or business of Novalis or any Novalis Subsidiary or the transactions contemplated by this Agreement or any other Transaction Document that arises through no fault on the part of Novalis or any Novalis Subsidiary, which could, in each case, reasonably be anticipated to have a Material Adverse Effect. To the Knowledge of Novalis, there are no facts or circumstances that could reasonably be expected to give rise to any of the actions set forth in this Section 2.20(a).

                (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Novalis or any Novalis Subsidiary or, to the Knowledge of Novalis, any officer, director or Employee of Novalis or any Novalis Subsidiary from conducting or engaging in any aspect of Novalis' or any Novalis Subsidiary's business, or requiring Novalis or any Novalis

Subsidiary or any officer, director or Employee of Novalis or any Novalis Subsidiary to take certain action with respect to any aspect of Novalis' or any Novalis Subsidiary's business which could reasonably be anticipated to have a Material Adverse Effect.

                (c) Neither Novalis nor any Novalis Subsidiary has received written notice that it is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

        2.21    ENVIRONMENTAL COMPLIANCE.

                (a) Novalis and the Novalis Subsidiaries are in compliance in all material respects with Environmental Laws and all Environmental Permits.

                (b) Since January 1, 1996, neither Novalis nor the Novalis Subsidiaries have received any written notice regarding any violation of any Environmental Laws, or any Novalis Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to Novalis or the Novalis Subsidiaries or their respective facilities arising under Environmental Laws, except for any such written notice the subject matter of which has either been substantially resolved or would otherwise not reasonably be expected to have a Material Adverse Effect on Novalis.

                (c) Except as set forth in Section 2.21 of the Novalis Disclosure Schedule:

                        (i) Novalis or the Novalis Subsidiaries have not caused, and are not causing or threatening to cause, any disposals or releases of any Hazardous Material on or under any properties which it (A) leases, occupies or operates or (B) previously owned, leased, occupied or operated and, to the Knowledge of Novalis, no such disposals or releases occurred prior to Novalis or the Novalis Subsidiaries having taken title to, or possession or operation of, any of such properties; and, to the knowledge of Novalis, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface waters after Novalis or the Novalis Subsidiaries have taken title to, or possession or operation of any such properties and, to the knowledge of Novalis or the Novalis Subsidiaries, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface water prior to such time;

                        (ii) Neither Novalis nor the Novalis Subsidiaries have (A) arranged for the disposal or treatment of Hazardous Material at any facility owned or operated by another person, or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by Novalis or the Novalis Subsidiaries from which facilities or sites there has been a release or there is a release or threatened release of a Hazardous Material. Any facility identified in Section 2.21(c)(ii)(A) was duly licensed in accordance with law and has not been listed in connection with the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) by the United States Environmental Protection Agency on the Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS) or the National Priorities List (NPL) or any equivalent listing of sites under state or local law (whether for potential releases of substances listed in CERCLA or other substances).

                        (iii) Neither Novalis nor the Novalis Subsidiaries have actual Knowledge of any release or threatened release of any Hazardous Material originating from a property other than those leased or operated by Novalis or the Novalis Subsidiaries have come to be located on or under properties leased, occupied or operated by Novalis or the Novalis Subsidiaries;

                        (iv) Novalis or the Novalis Subsidiaries have never installed, used, buried or removed any surface impoundment or underground tank or vessel on properties owned, leased, occupied or operated by Novalis or the Novalis Subsidiaries;

                        (v) Novalis and the Novalis Subsidiaries are and have been in compliance in all material respects for the last three years with all federal, state, local or foreign laws, ordinances, regulations, permits, approvals and authorizations relating to air, water, industrial hygiene and worker health and safety, anti-pollution, hazardous or toxic wastes, materials or substances, pollutants or contaminants, and to the Knowledge of Novalis, no condition exists on any of the real property owned by or used in the business of Novalis or the Novalis Subsidiaries that would constitute a material violation of any such law or that constitutes or threatens to constitute a public or private nuisance; and

                        (vi) There has been no litigation, administrative proceedings or investigations or any other actions, claims, demands notices of potential responsibility or requests for information brought or, to the knowledge of Novalis or the Novalis Subsidiaries, threatened against Novalis or the Novalis Subsidiaries or any settlement reached by any of them, with, any person or persons alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties or as otherwise relating to potential environmental liabilities.

        2.22    EMPLOYEE BENEFITS.

                (a) The attachment to Section 2.22(a) of the Novalis Disclosure Schedule sets forth a list of all employee benefit plans, as defined in Section 3(3) of ERISA, of Novalis or any Novalis Subsidiary; and

                (b) Section 2.22(b) of the Novalis Disclosure Schedule sets forth a true and complete list of all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any, maintained or contributed to by Novalis or any Novalis Subsidiary for the benefit of its Employees (or former employees) and/or their beneficiaries. Both of these types of plans shall be collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because Novalis' or any Novalis Subsidiary's obligations under the plan arise by reason of its being a "successor employer" under applicable law.

                (c) Novalis has delivered or made available to TriZetto a true and complete copy of:

                        (i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Section 2.22(c) of the Novalis Disclosure Schedule includes a description of any such amendment that is not in writing);

                        (ii) The current draft of the Summary Plan Description of each Benefit Plan (if applicable); and

                        (iii) The most recent Internal Revenue Service determination letter (if applicable) for each Benefit Plan.

                (d) Except as set forth in Section 2.22(d) of the Novalis Disclosure Schedule, neither Novalis nor any Novalis Subsidiary maintains or contributes to, nor has maintained or contributed to, any Benefit Plan that is subject to Section 302 of ERISA or Section 412 of the Code.

                (e) No Benefit Plan is a "multi-employer plan," as defined in Section 3(37) of ERISA, nor is a plan described in Section 4063(a) of ERISA.

                (f) All costs of administering and contributions required to be made by Novalis or any Novalis Subsidiary to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of Novalis or any Novalis Subsidiary under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the appropriate books, to the extent required by law or GAAP.

                (g) Except as set forth in Section 2.22(g)(i) of the Novalis Disclosure Schedule, each Benefit Plan has been maintained and operated in accordance with, and complies currently with, in all material respects, all applicable laws, including but not limited to ERISA and the Code. Each Benefit Plan has been operated in all material respects in accordance with its terms. Furthermore, the Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under
Section 401(a) of the Code, which letter, except as set forth in Section 2.22(g)(ii) of the Novalis Disclosure Schedule, takes into account any amendment to each such Benefit Plan, and, no event had occurred (either before or after the date of the letter) that would disqualify the plan.

                (h) No Benefit Plan is intended to provide benefits which might require compliance with Sections 419 or 419A of the Code.

                (i) No prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under Section 4975 of the Code and
Section 406 of ERISA, and neither Novalis nor any Novalis Subsidiary has engaged in any transaction with respect to any Benefit Plan which could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                (j) Except as set forth in Section 2.22(j) of the Novalis Disclosure Schedule, neither Novalis nor any Novalis Subsidiary maintains any plan that provides (or will provide) medical or death benefits to one or more, current or future former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

                (k) Except as set forth in Section 2.22(k) of the Novalis Disclosure Schedule, there are no proceedings or lawsuits, pending or, to the Knowledge of Novalis, threatened, and, to the

Knowledge of Novalis, are no investigations, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state or federal or by any fiduciary, participant or beneficiary of such plan.

                (l) Except as set forth in Section 2.22(l) of the Novalis Disclosure Schedule, none of the Benefit Plans or any other employment agreement or arrangement entered into by Novalis or any Novalis Subsidiary will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of this transaction.

                (m) None of the Benefit Plans are subject to the tax on unrelated business taxable income or unrelated debt-financed income under
Section 511 of the Code.

                (n) Except as set forth in Section 2.22(n) of the Novalis Disclosure Schedule, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

                (o) Section 2.22(o) of the Novalis Disclosure Schedule lists each individual who (i) has elected to continue participating in a group health plan of Novalis or any Novalis Subsidiary pursuant to an election under COBRA, or (ii) has not made an election under COBRA but who is still eligible to make such election.

        2.23 BANK ACCOUNTS. Section 2.23 of the Novalis Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Novalis or any Novalis Subsidiary maintains safe deposit boxes or accounts of any nature and sets forth the account number of such accounts and sets forth the names of all persons authorized to draw on such accounts.

        2.24 CORPORATE RECORDS. The minute books of Novalis and of each Novalis Subsidiary reflect all actions taken to date by the shareholders, board of directors and committees of the board of directors of Novalis or of any Novalis Subsidiary, as appropriate, and contain true and complete copies of Novalis' or any Novalis Subsidiary's charter and Bylaws, and all amendments thereto.

        2.25 ACCOUNTING RECORDS. Novalis and each Novalis Subsidiary maintains accounting records which fairly and validly reflect, in all material respects, its transactions and maintains accounting controls sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

        2.26    INTELLECTUAL PROPERTY; YEAR 2000 COMPLIANCE.

                (a)     INTELLECTUAL PROPERTY, SOFTWARE AND PRODUCTS.

                        (i) Except as set forth in Section 2.26(a) of the Novalis Disclosure Schedule, all non-clerical employees of, or consultants to, Novalis have executed a proprietary rights agreement or similar documentation (a copy of which has been provided to TriZetto) assigning all rights, title and interest to the Intellectual Property, Software and Products. To the Knowledge of

Novalis, no Novalis Securityholder, employee or contractor, nor any of their respective Affiliates, has any right, title or interest in or to any Intellectual Property, Software or Products.

                        (ii) Except as disclosed in Section 2.26 of the Novalis Disclosure Schedule, Novalis and the Novalis Subsidiaries own all right, title and interest in and to, or have valid licenses to use all Intellectual Property and Software used in or necessary for the conduct of Novalis' and the Novalis Subsidiaries' businesses as presently conducted, including, without limitation, all Intellectual Property and Software developed or discovered in connection with or contained in or related to Novalis' or the Novalis Subsidiaries' Products, free and clear of all Liens, other than licenses and services provided to customers in the ordinary course of business (including without limitation any distribution rights and royalty rights). Such Intellectual Property and Software constitutes all Intellectual Property and Software necessary for the conduct of its business in the manner conducted immediately prior to the Closing. To the Knowledge of Novalis, neither Novalis nor the Novalis Subsidiaries have infringed nor is infringing upon any Intellectual Property or Software rights of others.

                        (iii) Except as set forth in Section 2.26 of the Novalis Disclosure Schedule, no claims have been asserted against Novalis or the Novalis Subsidiaries by any person challenging Novalis' or the Novalis Subsidiaries' use or distribution (including manufacture, marketing license, or sale) of any Product, or products utilized by Novalis or the Novalis Subsidiaries (including, without limitation, Third Party Technology), or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the Knowledge of Novalis, there is no valid basis for any claim of the type specified in this Section 2.26(a)(iii).

                        (iv) Novalis or the Novalis Subsidiaries has valid copyrights in the Products whether or not registered with the U.S. copyright office, including all copyrights in the Products containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

                        (v) Except as set forth in Section 2.26 of the Novalis Disclosure Schedule, (i) no third party other than TriZetto (including any OEM or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Products or any adaptations, translations, or derivative works based on the Products, or any portion thereof; and (ii) Novalis or the Novalis Subsidiaries have not granted to any third party any exclusive rights of any kind with respect to any of the Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Products. Each document or instrument identified pursuant to this Section is listed in
Section 2.26 of the Novalis Disclosure Schedule and true and correct copies of such documents or instruments have been furnished to TriZetto

                        (vi) Each of the Products: (i) complies in all material respects with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to Novalis' business; and (ii) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                        (vii) Novalis has made available to TriZetto all end user documentation relating to the use, maintenance or operation of each of the Products, all of which is true and accurate in all material respects.

                        (viii) To the Knowledge of Novalis, no employee of Novalis is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Novalis or any other party because of the nature of the business conducted by Novalis.

                (b)     YEAR 2000 COMPLIANCE.

                        (i)     PRODUCTS AND SERVICES.

                                (A)     To the Knowledge of Novalis, all of
Novalis' products and services and the Novalis Subsidiaries' products and services are Year 2000 Compliant in all material respects, and, except as set forth in Section 2.26(b) of the Novalis Disclosure Schedule, Novalis will not incur any costs to make such products and services Year 2000 Compliant.

                                (B)     If Novalis is obligated to repair or
replace products or services previously provided by Novalis that are not Year 2000 Compliant in order to meet Novalis' contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, Novalis has repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

                                (C)     Novalis has made available to TriZetto
true, correct and complete copies of any customer agreements and other materials and correspondence in which Novalis has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of Novalis' and the Novalis Subsidiaries' products or services on or after January 1, 2000.

                        (ii) COMPUTER SOFTWARE AND SYSTEMS. Except as set forth in Section 2.26(b) of the Novalis Disclosure Schedule, all of Novalis and the Novalis Subsidiaries' software and systems and computers are Year 2000 Compliant in all material respects.

                        (iii) SUPPLIERS. To the Knowledge of Novalis, all vendors of products or services to Novalis and the Novalis Subsidiaries, and their respective products, services and operations, are Year 2000 Compliant in all material respects. To the Knowledge of Novalis after a reasonably diligent investigation, each such vendor will continue to furnish its products or services to Novalis and the Novalis Subsidiaries, without interruption or material delay, on and after January 1, 2000.

        2.27 BROKERS AND FINDERS. Except as set forth in Section 2.27 of the Novalis Disclosure Schedule, none of Novalis, any Novalis Subsidiary or any Novalis Securityholder has engaged or authorized any broker, finder, investment banker or other third party, to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and Novalis does not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of Novalis, any Novalis Subsidiary or any Novalis Securityholder or of any basis for such a claim.

        2.28    RELATED PARTIES INDEBTEDNESS. Except as set forth in Section
2.28 of the Novalis Disclosure Schedule; Novalis has no outstanding indebtedness owed to any Affiliate of Novalis or to any Novalis Stockholder or Affiliate thereof.

        2.29 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made in this Agreement or in any other document delivered in connection herewith, by or on behalf of Novalis, any Novalis Subsidiary or the Novalis Securityholders to TriZetto, with respect to Novalis, any Novalis Subsidiary or the Novalis Securityholders, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

        2.30 HEALTH MAINTENANCE ORGANIZATIONS. Novalis has no reason to believe that the representations and warranties contained in Section 3.8 of the Note Purchase Agreement contemplated by the Arkansas Transaction are inaccurate in any material respect.

                                    ARTICLE 3

                           INVESTMENT REPRESENTATIONS

        3.1 INVESTMENT REPRESENTATIONS. Each Novalis Securityholder represents severally, but not jointly, that:

                (a) Such Novalis Securityholder is acquiring the TriZetto Stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act other than as a liquidating distribution of a Novalis Securityholder that is an institution.

                (b) Such Novalis Securityholder understands that (i) the TriZetto Stock has not been registered under the 1933 Act by reason of a specific exemption therefrom, and cannot be sold unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) such securities may be resold without registration under the Securities Act only in certain limited circumstances, and it represents that it is familiar with SEC Rule 144 and Rule 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;
(iii) each certificate representing the TriZetto Stock will be endorsed with the following legend:

        "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR IF TRIZETTO RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO TRIZETTO, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iv) TriZetto will instruct any transfer agent not to register the transfer of any of the TriZetto Stock unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 or Rule 144A and the Novalis Securityholder provides TriZetto with evidence reasonably satisfactory to TriZetto and its counsel that the proposed transaction satisfies the requirements of Rule 144 or Rule 144A.

                (c) Such Novalis Securityholder acknowledges that it is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the TriZetto Stock.

                (d) Such Novalis Securityholder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D as presently in effect.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF TRIZETTO

        TriZetto represents and warrants to Novalis and the Novalis Securityholders that, except as set forth in the TriZetto Disclosure Schedule or in TriZetto's SEC Filings, which have been provided to Novalis and the Novalis Securityholders prior to the date hereof:

        4.1 CORPORATE EXISTENCE AND POWER. TriZetto and each of the TriZetto Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. TriZetto and each of the TriZetto Subsidaries has all requisite corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto. TriZetto is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto and each of the TriZetto Subsidiaries, considered as a whole. TriZetto has heretofore delivered to Novalis true and complete copies of TriZetto's Certificate of Incorporation and Bylaws as currently in effect.

        4.2     CORPORATE AUTHORIZATION.

                (a) The execution, delivery and performance by TriZetto of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within TriZetto's corporate powers and have been duly authorized by all necessary corporate action.

                (b) TriZetto's board of directors, at a meeting duly called and held, has (i) determined that this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby are in the best interests of TriZetto's stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and thereby.

                (c) This Agreement has been duly executed and delivered by TriZetto and is a legal, valid and binding obligation of TriZetto, enforceable against TriZetto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (d) No approval of TriZetto's Stockholders is required for the execution, delivery and performance by TriZetto of this Agreement or of the other Transaction Documents.

        4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by TriZetto of this Agreement and the consummation by TriZetto of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (a) compliance with the 1933 Act, the 1934 Act, or foreign or state securities or blue sky laws; and (b) any other filings, approvals or authorizations which, if not obtained, would, individually or in the aggregate, have a Material Adverse Effect on TriZetto or materially impair the ability of TriZetto to consummate the transactions contemplated by this Agreement.

        4.4 NON-CONTRAVENTION. The execution, delivery and performance by TriZetto of this Agreement and the other Transaction Documents and the consummation by TriZetto of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of TriZetto or the charter documents of the TriZetto Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to TriZetto or the TriZetto Subsidiaries, (iii) require the consent or other action of any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of TriZetto or the TriZetto Subsidiaries or to a loss of any benefit to which TriZetto or the TriZetto Subsidiaries is entitled under any provision of any agreement or other instrument binding upon TriZetto or the TriZetto Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of TriZetto, or
(iv) result in the creation or imposition of any Lien on any asset of TriZetto or the TriZetto Subsidiaries, except, in the case of clauses (ii) through (iv), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto or materially impair the ability of TriZetto to consummate the transactions contemplated by this Agreement.

        4.5 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. TriZetto and the TriZetto Subsidiaries hold all licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its respective operations, and there are no violations or claimed violations by TriZetto of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation.

        4.6     CAPITALIZATION.

                (a) The authorized capital stock of TriZetto consists of 40,000,000 shares of TriZetto common stock (the "TriZetto Common Stock") and 5,000,000 shares of TriZetto preferred stock (the "TriZetto Preferred Stock"). As of October 31, 1999, there were outstanding (i) 20,309,014 shares of TriZetto Common Stock, (ii) zero shares of TriZetto Preferred Stock, (iii) employee stock options to purchase an aggregate of 2,962,168 shares of TriZetto Common Stock,
(iv) warrants to purchase an aggregate of zero shares of TriZetto Common Stock, and (v) an aggregate of zero shares of TriZetto Common Stock issued or relating to restricted stock awards, or other stock based compensation arrangements. 4,600,000 shares of TriZetto Common Stock have been reserved for issuance pursuant to TriZetto's employee stock purchase plan and TriZetto's stock option plan.

                (b) All outstanding shares of capital stock of TriZetto have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.6, and except for changes since October 31, 1999, resulting from the exercise of stock options outstanding on such date, there are no outstanding (i) shares of capital stock or other voting securities of TriZetto, (ii) securities of TriZetto convertible into or exchangeable for shares of capital stock or voting securities of TriZetto, or (iii) options, restricted stock, other stock-based compensation awards or other rights to acquire from TriZetto, or other obligation of TriZetto to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TriZetto. There are no outstanding obligations of TriZetto or its Subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

                (c) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of TriZetto having the right to vote (or convertible into or exercisable for TriZetto Stock having the right to vote) on any matters on which the TriZetto stockholders may vote.

        4.7 SEC FILINGS OF TRIZETTO. TriZetto has furnished Novalis and the Novalis Securityholders copies of the reports and other documents (excluding exhibits) of TriZetto filed with the Securities and Exchange Commission (the "SEC") set forth in Section 6.1 ("SEC Filings"). Said reports and other documents (excluding exhibits) are accurate and complete in all material respects and do not omit any material information required to be set forth therein. TriZetto has timely filed with the SEC all reports and other documents (excluding exhibits) required to be filed by it since its initial public offering in October 1999.

        4.8 TRIZETTO FINANCIAL STATEMENTS. The unaudited consolidated financial statements for its third quarter ended September 30, 1999 are complete and correct in all material respects in accordance with the books and records of TriZetto, and present fairly the financial position of TriZetto, at the dates indicated and the results of its operations and the changes in stockholders equity for the period then ended, in accordance with generally accepted accounting principles, consistently applied.

        4.9 ABSENCE OF CERTAIN CHANGES. Since September 30, 1999, there has been no change in the business or financial condition of TriZetto, except as set forth in the SEC Filings and changes in the ordinary course of business that in the aggregate have not been materially adverse to TriZetto. To the knowledge of TriZetto, except as set forth in the SEC Filings, there are no new developments in any business conducted by TriZetto, nor any new or improved technologies, products, processes or services useful in connection with the business of TriZetto or its customers, which can reasonably be expected to have a Material Adverse Affect on TriZetto.

        4.10 LITIGATION. There is no action, suit, investigation, audit or proceeding pending against, threatened against or affecting, TriZetto, its officers or directors, the TriZetto Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, would, individually or in the aggregate, have a Material Adverse Effect on TriZetto. Neither TriZetto, the TriZetto Subsidiaries or any of their respective properties, nor to the knowledge of TriZetto, any of its officers or directors is subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official.

        4.11 BANKING AND FINDERS' FEES. There is and will be no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of TriZetto or any of the TriZetto Subsidiaries who might be entitled to any fee or commission from Novalis or any of the TriZetto Subsidiaries upon consummation of the transactions contemplated by this Agreement.

        4.12 FULL DISCLOSURE. All of the representations and warranties made by TriZetto in this Agreement, and all statements set forth in the certificates delivered by TriZetto at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

                                    ARTICLE 5

              COVENANTS OF NOVALIS AND THE NOVALIS SECURITYHOLDERS

        5.1 CONDUCT OF BUSINESS. Novalis agrees that from the date hereof until the Closing Date, except with the prior written consent of TriZetto, as set forth in the Novalis Disclosure Schedule or as contemplated by this Agreement, prior to the Closing Date, (a) Novalis and the Novalis Subsidiaries, shall conduct their businesses in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and keep available the services of their current officers and employees and preserve their relationships with third parties and (b) without limiting the generality of the foregoing, and subject to the exceptions set forth in the preceding clause, Novalis and the Novalis Subsidiaries will not, except as necessary to facilitate the transaction contemplated by this
Agreement:

                (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect subsidiary of Novalis, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of Novalis or any of the Novalis Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Novalis Options in accordance with the terms thereof as in effect on the date hereof or as contemplated by
Section 2.3 hereof);

                (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Novalis Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Novalis Stock upon the exercise of Novalis Options outstanding as of the date hereof);

                (c) amend their Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

                (d) sell, lease, license, transfer or otherwise dispose of, any material properties or assets except (i) pursuant to existing contracts or commitments, or (ii) in the ordinary course consistent with past practices;

                (e) amend, modify or waive any material term of any outstanding security of Novalis or the Novalis Subsidiaries;

                (f) incur, assume, guarantee or become obligated with respect to any indebtedness other than drawings on existing revolving credit facilities listed in the Novalis Disclosure Schedule, or otherwise in the ordinary course of business, consistent with past practice, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

                (g) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $50,000 individually or $50,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

                (h) (i) grant to any current or former director, officer or employee of Novalis or any of Novalis Subsidiaries any material increase in compensation or benefits, except for cost of living raises in the ordinary course of business, and except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the acceleration in the exercisability of Options or in the vesting of shares of Novalis Stock (or other property) except for acceleration in accordance with the terms of the Option Plan as contemplated by Section 5.5 hereof, or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

                (i) will not knowingly take any actions that would make any representation and warranty of Novalis or the Novalis Subsidiaries hereunder inaccurate in any material respect at the Closing Date; or

                (j) authorize any of, or commit or agree to take any of, the foregoing actions.

        5.2 NO SOLICITATION. Novalis shall not, directly or indirectly, through any officer, director, employee, representative or agent of Novalis or any of the Novalis Subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Novalis or any Novalis Subsidiaries other than the transaction contemplated herein (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal") except to the extent Novalis determines it is advisable to engage in discussions in order to resolve the matters referred to in the Supplement to Novalis Disclosure Schedule or (ii) agree to approve or recommend any Acquisition Proposal, except as otherwise required by a director or officer of Novalis in the exercise of his fiduciary duty.

        5.3     PAYMENT OF BONUS. The Novalis Securityholders (excluding Chester
B. Burrell and Thomas S. Brown) agree to pay (on a pro rata basis according to the percentages set forth on Exhibit B) a bonus to Chester E. Burrell in the amount of $200,000 solely out of the proceeds of their future sale of the TriZetto Stock in accordance with this Agreement and the Transaction Documents, which sale for such purpose shall occur no later than 30 days after the effectiveness of the registration statement contemplated under Section 6.4(g) of this Agreement, and Chester E. Burrell hereby agrees upon the Closing to release and discharge Novalis from any obligation with respect to such bonus.

        5.4 PAYMENT OF BROADVIEW FEE. The Novalis Securityholders (excluding Chester E. Burrell and Thomas S. Brown) agree to pay (on a pro rata basis according to the percentages set forth on Exhibit B) Broadview International, L.L.C. ("Broadview") an investment banking fee in the amount of $465,000 out of the proceeds of their future sale of the TriZetto Stock, in accordance with this Agreement and the Transaction Documents which sale for such purpose shall occur no later than 30 days after the effectiveness of the registration statement contemplated under Section 6.4(g) of this Agreement, and the Novalis Securityholders shall secure an agreement from Broadview as of the Closing, releasing and discharging Novalis from any obligation to pay such fee.

        5.5 TERMINATION OF THE NOVALIS 1995 STOCK OPTION PLAN. Novalis and the Novalis Securityholders acknowledge and agree that the transactions contemplated by this Agreement will, with the giving of the required notice (which shall be given by Novalis no later than one business day prior to the Closing), automatically cause all of the outstanding Options, whether or not previously exercisable under the terms of the Option Plan, to become exercisable and that all of the holders of the outstanding Options shall have the right to exercise such Options prior to the Closing. Novalis agrees to cause all unexercised Options to be terminated prior to the Closing.

        5.6 TAX BASIS. The Novalis Securityholders (to the extent such information is in their possession) shall cooperate with Novalis and TriZetto, as necessary, to prepare the following information with respect to each of Novalis and the Novalis Subsidiaries (or, in the case of clause (ii) below, with respect to each of the Novalis Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): (i) the basis of Novalis or the Novalis Subsidiaries in its assets; (ii) the basis of the stockholder(s) of the Novalis Subsidiaries in its stock (or the amount of any excess loss account within the meaning of Treasury Regulation Section 1.1562-19); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Novalis or the Novalis Subsidiaries; and (iv) the amount of any deferred gain or loss allocable to Novalis or the Novalis Subsidiaries arising out of any deferred intercompany transaction.

                                    ARTICLE 6

                              COVENANTS OF TRIZETTO

        6.1 SEC FILINGS. TriZetto will, at least three business days prior to the Closing, provide Novalis and each Novalis Securityholder (by federal express or other overnight service at the address set forth on Appendix B) with its prospectus dated October 7, 1999 and all Form 10-Q's and Form 8-K's and all other items filed by TriZetto under Sections 13(a), 14(a) and (c) and 15(d) of the 1934 Act since the date of such prospectus.

        6.2 EMPLOYEE BENEFIT PLANS. As soon as practicable after the Closing, TriZetto shall cause Novalis to terminate all of its Employee Benefit Plans in accordance with their terms but without any liability to Novalis or TriZetto except as required in accordance with applicable law. Concurrently therewith, TriZetto shall provide, to each person employed after the Closing by TriZetto or Novalis, employee benefit plans under which such persons shall receive benefits comparable to those offered to TriZetto employees.

        6.3     INDEMNIFICATION, DIRECTORS' AND OFFICERS' LIABILITY.

                (a) From and after the Closing Date, TriZetto shall cause Novalis and the Novalis Subsidiaries to continue to indemnify, defend and hold harmless to the fullest extent permitted by law and provided under the Novalis certificate of incorporation (or other incorporation documents) and bylaws as in effect on the date of this Agreement, and Novalis and the Novalis Subsidiaries shall continue to indemnify, defend and hold harmless to the fullest extent permitted under applicable law and provided under the respective Novalis and the Novalis Subsidiaries' certificates of incorporation (or other incorporation documents) and bylaws as in effect on the date of this Agreement each person who is now, or has been at any time prior to the date hereof, an officer or director of Novalis or any Novalis Subsidiary, as the case may be (individually, an "Indemnified Party" and collectively, the "Indemnified Parties").

                (b) TriZetto shall cause Novalis to keep in effect provisions in its and each Novalis Subsidiaries' certificate of incorporation or other governing instruments with respect to indemnification identical in all material respects to such provisions contained in the certificate of incorporation and bylaws of Novalis and the Novalis Subsidiaries, as the case may be, as of the date of this Agreement, which provisions or express assumption shall not be amended, repealed or otherwise modified for a period of four years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing Date were directors or officers of Novalis or any Novalis Subsidiary in respect of actions or omissions at or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement), except as required by applicable law or except to make changes permitted by law that would not materially diminish the Indemnified Parties' right of indemnification hereunder, except (i) with the prior written consent of the Indemnified Parties which shall not be unreasonably withheld, or (2) if TriZetto or its successor assumes the indemnification obligations of Novalis or the Novalis Subsidiaries.

                (c) For a period of four years after the Closing Date, Novalis and the Novalis Subsidiaries shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by Novalis and the Novalis Subsidiaries with respect to those persons who are currently covered by Novalis' and the Novalis Subsidiaries' directors' and officers' liability insurance policy (provided that Novalis and the Novalis Subsidiaries may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in all material respects to such persons than such existing insurance) covering acts or omissions occurring prior to the Closing Date; provided, however, that Novalis and the Novalis Subsidiaries shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by Novalis and the Novalis Subsidiaries for its existing coverage (the "Cap"); and provided, further, that if existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Novalis and the Novalis Subsidiaries shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap in accordance with the terms and provisions that can be so obtained.

                (d) This Section 6.3 shall survive the Closing, is intended to benefit the officers and directors of Novalis and the Novalis Subsidiaries at the Closing Date and each of the Indemnified Parties and their respective heirs and personal representatives (each of whom shall be entitled to enforce this Section 6.3 against TriZetto as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of TriZetto.

        6.4 REGISTRATION STATEMENT. TriZetto shall use its commercially reasonable best efforts to qualify for registration on Form S-3 or, if Form S-3 is not available, then on Form S-1 or such other available form, subject to the availability of audited consolidated financial statements of Novalis and the Novalis Subsidiaries. Without any request necessary from the Novalis Securityholders, TriZetto shall file a registration statement covering the shares of TriZetto Stock issued pursuant to Section 1.1(d)(iii)-(iv) and Section 1.1(e) hereunder, on or before October 8, 2000. TriZetto shall use its commercially reasonable best efforts to have such registration statement declared effective prior to the one-year anniversary of the date hereof.

        6.5 NASDAQ ADDITIONAL LISTING APPLICATION. TriZetto shall file an Additional Listing Application covering the shares of TriZetto Stock issuable to the Novalis Securityholders pursuant to this Agreement within one business day after the Closing. TriZetto shall use its commercially reasonable best efforts to have such shares approved for listing on the Nasdaq National Market. In the event that additional shares of TriZetto common stock are issued pursuant to
Section 1.1(e) hereof, TriZetto shall use its commercially reasonable best efforts to have such Adjusted Shares listed on the NMS.

        6.6 COMPLETION OF AUDIT. TriZetto shall use its commercially reasonable best efforts to complete the financial audit of the financial books and records of Novalis and the Novalis Subsidiaries for the fiscal years ending December 31, 1997, 1998 and 1999 as soon as practicable.

                                    ARTICLE 7

                        COVENANTS OF TRIZETTO AND NOVALIS

        7.1 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Novalis and TriZetto shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Closing, to all its properties, books, contracts, commitments and records and, during such period, Novalis and TriZetto each shall (and shall cause each of their Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussions of the other's business, properties and personnel as either TriZetto or Novalis may reasonably request.

        7.2 CONSENTS; APPROVALS. Prior to the Closing, each of Novalis and TriZetto shall use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders necessary (including, without limitation, all governmental and regulatory rulings and approvals), such that the transaction contemplated herein will not constitute a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party. Novalis and TriZetto shall make all filings (including, without limitation, all filings with the governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Novalis and TriZetto and the consummation by them of the transactions contemplated hereby.

        7.3 NOTICES OF CERTAIN EVENTS. Novalis and TriZetto shall promptly notify the other party of:

                (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (b) any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement; and

                (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Article 2,
Article 3 or Article 4 or that relate to the consummation of the transactions contemplated by this Agreement.

        7.4 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

        7.5 PUBLIC ANNOUNCEMENTS. TriZetto and Novalis shall consult with each other before issuing any press release with respect to the transaction contemplated herein or this Agreement, and except as may be required by applicable law, will not issue any such press release or make any such public statement without the prior written consent of the other party.

        7.6 TRANSFER TAXES. TriZetto and Novalis shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding transfer, stock transfer and stamp taxes, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. TriZetto and the Novalis Securityholders agree that the Novalis Securityholders will pay transfer tax, stamp tax, stock transfer tax, or other similar tax imposed on the sale of the Novalis Stock (collectively, "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes. The Novalis Securityholders agree to cooperate with TriZetto in the filing of any returns with respect to the Transfer Taxes.

                                    ARTICLE 8

                        OFFSET AND INDEMNIFICATION RIGHTS

        8.1     TRIZETTO'S OFFSET RIGHTS.

                (a) From and after the Closing Date, TriZetto shall have a right of offset against the Escrow Shares for TriZetto's Recoverable Losses (as defined in Section 8.1(b)) in the manner and to the extent set forth in this
Section 8.1.

                (b) The term "TriZetto's Recoverable Losses" shall include all losses, costs, expenses (including reasonable attorneys' fees and expenses and other costs and expenses incident to any suit, action, investigation, claim or proceeding), fees, claims, liabilities and damages (which shall in no event include punitive damages awarded against TriZetto or consequential damages suffered or incurred by TriZetto or any losses, costs, expenses, fees, claims, liabilities or damages which are covered by insurance) incurred by TriZetto arising from (i) a breach of any representation or warranty contained in Articles 2 or 3 hereof or (ii) a breach of any agreement or covenant of Novalis or the Novalis Securityholders under or pursuant to this Agreement (in each case, a "TriZetto Claim"); provided, however, that (A) TriZetto shall not be entitled to any offset for any TriZetto's Recoverable Losses unless all claims for TriZetto's Recoverable Losses exceed in the aggregate $100,000, in which event TriZetto may only offset TriZetto's Recoverable Losses in excess of $50,000; (B) the threshold set forth in clause (A) of this Section 8.1(b) shall not apply to any TriZetto Claims resulting from a breach of any representation or warranty set forth in Sections 2.3 and 2.4 hereof; and (C) TriZetto's maximum aggregate offset right for TriZetto's Recoverable Losses shall be limited to Escrow Shares having a maximum value of $3,000,000 (which, for purposes of resolving claims arising under this Article 8, shall be valued in the manner set forth in Section 8.3 below), and the liability of each Novalis Securityholder shall be limited to such holder's pro rata share of the Escrow Shares, as set forth in Exhibit A to the Offset Escrow Agreement. TriZetto's right to offset TriZetto Recoverable Losses against the Escrow Shares shall survive the Closing until 11:59 p.m. (Washington, D.C. time) on the one year anniversary of the Closing Date (the "Claims Period"); provided, however, that any Claim for offset by TriZetto must be made by TriZetto, if at all, by giving the Representative a written Claim Notice (as defined in Section 8.3) during the Claims Period.

        8.2     NOVALIS SECURITYHOLDERS' INDEMNIFICATION RIGHTS.

                (a) From and after the Closing Date, TriZetto will indemnify and hold harmless each Novalis Securityholder and its officers, directors, employees, agents, heirs, personal representatives, successors and assigns from any and all Novalis Securityholders' Recoverable Losses (as defined in Section 8.2(b)) in the manner and to the extent set forth in this Section 8.2.

                (b) The term "Novalis Securityholders' Recoverable Losses" shall include all losses, costs, expenses (including reasonable attorney's fees and expenses and other costs and expenses incident to any suit, action, investigation, claim or proceeding), fees, claims, liabilities and damages (which shall in no event include punitive damages awarded against the Novalis Securityholders or consequential damages suffered or incurred by any of the Novalis Securityholders or any losses, costs, expenses, fees, claims, liabilities or damages which are covered by insurance) incurred by the Novalis Securityholders arising from (i) a breach by TriZetto of any representation or warranty contained in Article 4 hereof; or (ii) a breach of any agreement or covenant of TriZetto under or pursuant to this Agreement (the circumstances in each of (i) and (ii) in this Section 8.2(b) being referred to herein as a "Novalis Securityholders Claim"); provided, however, that (A) TriZetto's indemnification obligations hereunder shall survive for the Claims Period; (B) the Novalis Securityholders' indemnification rights shall only apply to Novalis Securityholders' Claims made or asserted during the Claims Period; and (C) any claims for indemnification must be made by the Novalis Securityholders by giving TriZetto a written Claim Notice during the survival period with respect to such claim. TriZetto's liability hereunder shall be limited to $1,000,000; provided, however, that (1) this dollar limit shall not apply to Novalis Securityholders Claims for failure by TriZetto to perform or comply with its obligations pursuant to Section 1.1, its covenants pursuant to Section 5.5, Articles 6, 7 and 8, Sections 10.2 and 10.3 or Article 11 of this Agreement or its covenants in the Transaction Documents and (2) the Claims Period or survival period for the matters covered by clause (1) in this proviso shall be one year from the Closing Date, except for Section 6.3 which shall survive for four years.

        8.3     CLAIMS FOR OFFSET RIGHTS AND INDEMNIFICATION; DISPUTES.

                (a) CLAIMS FOR OFFSET RIGHTS AND INDEMNIFICATION. Any person entitled to offset rights or indemnification hereunder (individually or with others, collectively, the "Claimant") shall give the Novalis Securityholders or TriZetto, as the case may, written notice (the "Claim Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which offset rights or indemnity, as applicable, may be sought by the Claimant (individually, a "Claim" and collectively, the "Claims"); provided, however, that if the Claimant fails to give such Claim Notice prior to the expiration of the applicable survival period, all rights of the Claimant to assert any such Claims shall terminate and be forever waived. The Claim Notice shall state (i) the aggregate amount of TriZetto's Recoverable Losses or the Novalis Securityholders' Recoverable Losses (in either case, "Recoverable Losses") as to which offset rights or indemnification, as applicable, are being sought (which amount may be estimated and updated from time to time); (ii) the components of the amount of Recoverable Losses for which offset rights or indemnification, as applicable, are being sought (which components may be estimated and updated from time to time); and (iii) the specific grounds upon which the Claim for offset rights or indemnification, as applicable, is being made. The right of the Claimant to offset rights or indemnification, as applicable, for a Claim shall be deemed to be accepted by the party against whom a Claim is asserted unless, within 30 days after such party's receipt of the Claim Notice, the party against whom a Claim is asserted notifies the Claimant in writing that it objects in whole or in part to the right of the Claimant to offset rights or indemnification, as applicable, with respect to the Claim.

                (b) CONTROL OF LITIGATION; MUTUAL COOPERATION. If a Claim is based upon a claim asserted by a third party against the Claimant (a "Third Party Claim") and the party against whom a Claim is asserted (the "Defending Party") objects to the right of the Claimant to offset rights or indemnification, as applicable, with respect to the Claim, the Claimant shall be entitled to control the defense of the Third Party Claim, including, without limitation, the employment of counsel reasonably acceptable to the Defending Party and the right to settle the Third Party Claim with the consent of the Defending Party, which shall not to be unreasonably withheld or delayed. All reasonable fees and expenses of counsel retained by the Claimant to defend such Third Party Claim, expert witness fees and other costs incurred in such action, shall be payable by the Claimant defending such Third Party Claim; provided, however, that if such Third Party Claim results in a Recoverable Loss for which the party against whom a Claim is asserted, notwithstanding any denial of liability, is found to be liable hereunder, such reasonable fees and expenses of counsel, expert witness fees and other reasonable costs incurred in such action shall be deemed to be included in such Recoverable Loss and subject to offset rights or indemnification, as applicable, by the party against whom the Claim is asserted to the extent and under the limitations provided in this Article 8. If the party against whom the Claim is asserted does not object to the right of the Claimant to offset rights or indemnification, as applicable, with respect to the Claim, such party shall be entitled, in his, her or its discretion, to assume the defense of the Third Party Claim, including, without limitation, the employment of counsel reasonably satisfactory to the Claimant, which consent shall not be unreasonably withheld. If the party against whom the Claim is asserted does not object to the right of the Claimant to offset rights or indemnification, as applicable, with respect to the Claim, but does not elect to assume the defense of the Third Party Claim, the Claimant shall be entitled to assume the defense of the Third Party Claim. Regardless of which party is controlling the defense of the Third Party Claim for which the party against whom the Claim is asserted admits liability hereunder, (i) such party and the Claimant shall act in good faith; (ii) no settlement of the Third Party Claim may be agreed to without the written consents of such party and the Claimant, which consents shall not be unreasonably withheld or delayed; (iii) the reasonable fees and expenses of counsel retained to defend the Third Party Claim, expert witness fees and other costs incurred in such action shall be deemed to be included in such Recoverable Losses and shall be offset or indemnified, as applicable, by the party against whom the Claim is asserted to the extent and under the limitations provided in this Article 8; and
(iv) the party controlling the defense of the Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleading, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer and at their own expense), any hearing or other court proceeding relating to the Third Party Claim.

                (c) RESOLUTION OF DISPUTES; VALUE OF ESCROW SHARES FOR CLAIMS PURPOSES. The Claimant and the party against whom a Claim is asserted shall undertake in good faith to or to have their representatives promptly meet and attempt to resolve all disputes regarding offset rights or indemnification, as applicable. If the Claimant and the party against whom the Claim is asserted are unable to resolve such disputes within 30 days after the Claim Notice, the resolution of the disputes shall be referred to and settled by arbitration in accordance with Section 11.12 hereof. A Claim under this Agreement shall be "Resolved" if (a) the parties mutually agree on the resolution of such Claim or
(b) the Claim is settled in accordance with Section 11.12. All TriZetto Claims under this Agreement and any other TriZetto claims pursuant to Subsection B.(ii) and Subsection C of the Supplement to Novalis Disclosure Schedule will be held until the Adjustment Date. For purposes of the payment of any TriZetto Claims under this Article or any other TriZetto claims under Subsection B.(ii) and Subsection C of the Supplement to Novalis Disclosure Schedule which are Resolved in TriZetto's favor, the assumed value of the Escrow Shares for such purposes shall be equal, on a per share basis, to the average closing sales price of the TriZetto Stock as reported on the NMS (or other exchange or similar market on which the TriZetto Stock is regularly traded if not then traded on NMS) for the 20 trading days preceding the Adjustment Date.

        8.4 EXCLUSIVE REMEDY. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the offset or indemnification provisions, as the case may be, set forth in this Article 8 and Subsection B.(ii) and Subsection C of the Supplement to Novalis Disclosure Schedule, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit.

                                    ARTICLE 9

                              CONDITIONS TO CLOSING

        9.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSACTION CONTEMPLATED HEREIN. The respective obligations of TriZetto and Novalis to consummate the transactions contemplated herein are subject to the satisfaction at or prior to the Closing of the following conditions:

                (a) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; and

        9.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TRIZETTO. The obligations of TriZetto to purchase and pay for the Novalis Stock are also subject to the following conditions:

                (a) CONSENTS OBTAINED. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Novalis for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Novalis, or waived by TriZetto;

                (b) ESCROW AGREEMENTS. The Warrant Escrow Agreement and the Offset Escrow Agreement in the form of Exhibit D and Exhibit E shall have been entered into by TriZetto and each of the Novalis Securityholders;

                (c) NON-COMPETITION AGREEMENT. The Non-Competition Agreement in the form of Exhibit G shall have been entered into by TriZetto and Chester E. Burrell;

                (d) OPINION OF COUNSEL. TriZetto shall have received the opinion of Hogan & Hartson, LLP counsel to Novalis, dated as of the Closing, in the form attached hereto as Exhibit H;

                (e) EMPLOYMENT AGREEMENT. TriZetto shall have offered employment to Chester E. Burrell on mutually acceptable terms and Chester E. Burrell shall have accepted such employment effective as of the Closing;

                (f) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement in the form attached hereto as Exhibit I shall have been entered into by TriZetto and each of the Novalis Securityholders;

                (g) PROMISSORY NOTE AND STOCK PLEDGE AGREEMENTS. The Promissory Note in the form attached hereto as Exhibit J ("Promissory Note") and the Stock Pledge Agreement in the form attached hereto as Exhibit K ("Stock Pledge Agreement") shall have been entered into by Novalis and each of the Novalis Securityholders;

                (h) WARRANT. The Warrant and Warrant Assignment in the form attached hereto as Exhibit F shall have been entered into by TriZetto and the Novalis Securityholders or their assigns;

                (i) CONVERSION OF NOTES. The 1995 Notes and the 1999 Notes shall have been converted into shares of Series C Stock in accordance with Appendix A, and such shares shall be included in the purchase and sale of the Novalis Stock hereunder and the 1995 Notes and 1999 Notes shall be stamped cancelled and delivered to TriZetto at the Closing;

                (j) RESIGNATIONS. At the Closing, Novalis shall cause to be delivered to TriZetto duly signed resignations, effective immediately after the Closing, of all directors and officers of Novalis and the Novalis Subsidiaries (other than those directors and officers designated in writing by TriZetto to Novalis at least one day before the Closing Date), or shall take such other action as is necessary to assure that such persons are not directors or officers of Novalis or the Novalis Subsidiaries after the Closing; and

                (k) BURRELL SHARES. Concurrent with the Closing, the Novalis Securityholders receiving TriZetto Stock at the Closing shall agree to transfer to Chester E. Burrell on the one-year anniversary of the Closing Date, (i) 6% of the shares of TriZetto Stock received by them at Closing, (ii) 6% of the shares of TriZetto Stock placed in escrow and releasable to such Novalis

Securityholders under the Offset Escrow Agreement, and (iii) 6% of the shares of TriZetto Stock issued at the Adjustment Shares Closing.

                (l) STOCK PURCHASE AGREEMENT. All of the holders of the issued and outstanding Novalis Stock shall have entered into this Agreement.

                (m) CERTAIN REGULATORY MATTERS. At or prior to the Closing, Novalis shall deliver either (i) correspondence from the Maryland Insurance Commissioner either approving the purchase and sale of Novalis Stock or indicating that no such approval is necessary, or (ii) a letter from Saul Ewing, special counsel to PHN, satisfactory in form and substance to TriZetto regarding such matters.

                (n) NOVALIS STOCK OPTIONS. All issued and outstanding Options under the Novalis 1995 Stock Option Plan shall be terminated prior to the Closing.

        9.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF NOVALIS. The obligation of Novalis to sell and deliver the Novalis Stock is also subject to the following conditions:

                (a) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by TriZetto for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by TriZetto, except where the failure to receive such consents, etc. would not reasonably be expected to have a Material Adverse Effect on TriZetto; and

                (b) OPINION OF COUNSEL. Novalis shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to TriZetto, dated as of the Closing Date, in the form attached hereto as Exhibit L.

                                   ARTICLE 10

                                   TERMINATION

        10.1 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, (notwithstanding any approval of this Agreement by the board of directors of TriZetto or Novalis or Novalis' Stockholders):

                (a) by mutual written agreement duly authorized by the board of directors of TriZetto and Novalis;

                (b) by the board of directors of TriZetto, if any condition to the obligation of TriZetto under this Agreement to be complied with or performed by Novalis at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by TriZetto or cured by Novalis within 10 days of such noncompliance or nonperformance;

                (c) by the board of directors of Novalis, if any condition to the obligation of Novalis under this Agreement to be complied with or performed by TriZetto at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by Novalis or cured by TriZetto within 10 days of such noncompliance or nonperformance; or

                (d) by either TriZetto or Novalis if the purchase and sale of the Novalis Stock shall not have been consummated by December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

        10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Article 10, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its directors, officers, stockholders or Affiliates except nothing herein shall relieve any party from liability for any breach by such party.

        10.3 FEES AND EXPENSES. Except as set forth in this Article 10, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the purchase and sale of Novalis Stock is consummated. Without limiting the generality of the foregoing, the Novalis Securityholders (excluding Chester E. Burrell and Thomas S. Brown) will pay, on a pro rata basis according to the percentages set forth in Exhibit B, all of the fees and expenses incurred in connection with the transactions contemplated by this Agreement for Novalis' and the Novalis Securityholders' legal, financial and accounting advisors, including, without limitation, Hogan & Hartson L.L.P. and the payment to Broadview specified in Section 5.4; provided, however, that (i) Novalis may pay up to a maximum of $325,000 of legal fees that were not paid prior to October 29, 1999, if subject to the execution and delivery of the Promissory Note and Stock Pledge Agreement attached hereto as Exhibit J and Exhibit K, respectively, by the Novalis Securityholders (excluding Chester E. Burrell and Thomas S. Brown) and (ii) subject to the prior approval of TriZetto, legal fees and expenses related to the Arkansas Transaction or this Agreement that are incurred by Novalis after the Closing Date shall be payable by Novalis and shall not be the responsibility of the Novalis Securityholders.

                                   ARTICLE 11

                               GENERAL PROVISIONS

        11.1 EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for a period of one year following the Closing Date. The covenants and agreements of the parties contained in this Agreement shall survive the Closing unless and until they are otherwise terminated pursuant to their terms as a matter of applicable laws.

        11.2 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

                (a)     If to TriZetto:

                                The TriZetto Group, Inc.
                                567 San Nicolas Drive, Suite 360
                                Newport Beach, California  92660
                                Attn:  Jeffrey H. Margolis
                                Ph:  (949) 718-4940
                                Fax: (949) 718-4944

                        with a copy to (which shall not constitute notice):

                                Stradling Yocca Carlson & Rauth
                                660 Newport Center Drive, Suite 1600
                                Newport Beach, California 92660
                                Attn: K.C. Schaaf, Esq.
                                Ph: (949) 725-4155
                                Fax: (949) 725-4100

                (b)     If to Novalis:

                                Novalis Corporation
                                1 Columbia Circle
                                Albany, New York  12203
                                Attn:  President
                                Ph: (518) 862-3400
                                Fax: (518) 862-3401

                        with a copy to (which shall not constitute notice):

                                Hogan & Hartson, L.L.P.
                                Columbia Square
                                555 Thirteenth Street, NW
                                Washington, DC 20004
                                Attn: Robert J. Waldman, Esq.
                                Ph:  (202) 637-5600
                                Fax:  (202) 637-5910

                (c)     If to the Novalis Securityholders:

                                To the address set forth on Appendix B attached hereto.

        11.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        11.4 WAIVER. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        11.5 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        11.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

        11.8 ENTIRE AGREEMENT. This Agreement (including the Novalis Disclosure Schedule, TriZetto Disclosure Schedule together with the other Transaction Documents and the exhibits attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter) both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

        11.9 ASSIGNMENT. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of law or otherwise), without the prior written consent of the other party.

        11.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 6.4 (which is intended to be for the benefit of the Indemnified Parties and the others specifically referenced therein as beneficiaries of the agreements contained in Section 6.4, and may be enforced by such Indemnified Parties and other persons).

        11.11 GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Delaware as applied to contracts that are executed and performed in Delaware, without regard to the principles of conflicts of law thereof.

        11.12 ARBITRATION. In the event a dispute is initiated by TriZetto, the Novalis Securityholders or the Representative which relates to this Agreement, the negotiations surrounding the execution and delivery of this Agreement or the interpretation or enforcement of this Agreement, the dispute will be decided by arbitration in Orange County, California in accordance with the commercial arbitration rules of the American Arbitration Association except as modified by the following terms and conditions:

                (a) An arbitration panel shall be appointed within 30 days after demand for arbitration is made by either the Representative or TriZetto. The Representative and TriZetto shall each appoint an arbitrator and the two arbitrators so appointed shall select a third arbitrator to serve as a panel member and Chairman thereof.

                (b) In the event either party fails or refuses to appoint an arbitrator within 30 days of demand or should the arbitrators selected by the Representative and TriZetto be unable to agree on the third arbitrator, then and in that event, the Presiding Judge of the Supreme Court for Orange County, California, shall appoint an arbitrator for the party failing to appoint an arbitrator and shall appoint the third arbitrator in the event the arbitrators previously appointed are unable to agree on the third arbitrator.

                (c) Each of the arbitrators appointed must be a member of the State Bar of the state in which the arbitration is conducted, having been continuously engaged in the private practice of law for a period of not less than 15 years immediately prior to appointment as an arbitrator pursuant to this Agreement. Each arbitrator appointed shall have significant experience in transactional matters.

                (d) The parties shall be given 60 days advance notice of the arbitration hearing date.

                (e) In the arbitration proceeding, the Representative and TriZetto shall be entitled to a reasonable time to complete prehearing discovery procedures. These procedures shall be allowed for a period of not less than 120 days after the matter is at issue. The arbitrator may extend the discovery time period for good cause on application of either the Representative or TriZetto. The discovery procedures shall include all methods of discovery authorized by the Federal Rules of Civil Procedure and the time limits of the Federal Rules of Civil Procedure shall apply for all types of discovery undertaken by any party.

                (f) In addition to any award or other relief granted by the arbitrators, the substantially prevailing party shall be entitled to an award for its reasonable attorney's fees actually incurred and paid, together with all other costs incurred in connection with such arbitration proceeding, including but not limited to reasonable fees paid to expert witnesses, subpoena fees, reasonable fees paid to its accountants and other reasonable costs incurred and paid by the prevailing party in the arbitration proceeding.

                (g) The arbitrators shall be bound to follow the laws of the State of Delaware, both decisional and statutory, in reaching any decision and making any award.

                (h) The decision and any award by the arbitrators shall be in writing and shall include specific findings of fact and conclusions of law.

        11.13 REPRESENTATIVE HELD HARMLESS. Each Novalis Securityholder agrees to hold the Representative free and harmless from any and all loss, cost, claim, expense, damage or liability which he, she or it may incur or sustain as a result of any action taken by such Representative in good faith pursuant to his, her or its appointment as agent and attorney-in-fact under this Agreement.

        11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

        11.15 ATTORNEYS FEES. If any action or proceeding relating to this Agreement or the Offset Escrow Agreement, or the enforcement of any provision of this Agreement or the Offset Escrow Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.16 GENDER. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

        IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

                                "TRIZETTO"

                                       THE TRIZETTO GROUP, INC., a Delaware
                                       corporation

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                "NOVALIS"

                                       NOVALIS CORPORATION

                                       By:
                                              ----------------------------------
                                       Name:  Chester E. Burrell
                                       Title: Chairman, President and
                                              Chief Executive Officer

                                "NOVALIS STOCKHOLDERS"

                                       ABS CAPITAL PARTNERS, L.P.

                                       By: ABS Partners, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Frederick L. Bryant
                                           Title: General Partner

                                       BANCBOSTON VENTURES INC.

                                       By:
                                              ----------------------------------
                                       Name:  Marcia T. Bates
                                       Title: Vice President

                                       EDISON VENTURE FUND III, L.P.

                                       By: Edison Partners III, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Gustav H. Koven
                                           Title: General Partner

                                       GALEN EMPLOYEE FUND, L.P.

                                       By:
                                              ----------------------------------
                                       Name:  Bruce F. Wesson
                                       Title: General Partner

                                       GALEN PARTNERS II, L.P.

                                       By:   GWW Partners, L.P.,
                                             its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner

                                       GALEN PARTNERS INTERNATIONAL II, L.P.

                                       By: GWW Partners, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner

                                       ST. PAUL FIRE AND MARINE INSURANCE
                                       COMPANY

                                       By:
                                              ----------------------------------
                                       Name:  Everett V. Cox
                                       Title: Authorized Representative

                                       ST. PAUL VENTURE CAPITAL IV, L.L.C.

                                       By:
                                              ----------------------------------
                                       Name:  Everett V. Cox
                                       Title:
                                              ----------------------------------



                                       -----------------------------------------
                                       Chester E. Burrell



                                       -----------------------------------------
                                       Thomas S. Brown

                                "NOVALIS NOTEHOLDERS"

                                       ABS CAPITAL PARTNERS, L.P.

                                       By: ABS Partners, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Frederick L. Bryant
                                           Title: General Partner

                                       BANCBOSTON INVESTMENTS INC.

                                       By:
                                              ----------------------------------
                                       Name:  Marcia T. Bates
                                       Title: Vice President

                                       EDISON VENTURE FUND III, L.P.

                                       By: Edison Partners III, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Gustav H. Koven
                                           Title: General Partner

                                       GALEN EMPLOYEE FUND, L.P.

                                       By:
                                              ----------------------------------
                                       Name:  Bruce F. Wesson
                                       Title:    General Partner

                                       GALEN PARTNERS II, L.P.

                                       By: GWW Partners, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner

                                       GALEN PARTNERS INTERNATIONAL II, L.P.

                                       By: GWW Partners, L.P.,
                                           its General Partner

                                           By:
                                                  ------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner

                                       ST. PAUL FIRE AND MARINE INSURANCE
                                       COMPANY

                                       By:
                                              ----------------------------------
                                       Name: Everett V. Cox
                                       Title:   Authorized Representative

                                       ST. PAUL VENTURE CAPITAL V, L.L.C.

                                       By:
                                              ----------------------------------
                                       Name:  Everett V. Cox
                                       Title:
                                              ----------------------------------

                                   APPENDIX A

                    PROCEDURES FOR EXCHANGE OF NOVALIS NOTES
                               FOR SERIES C STOCK

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]

                                   APPENDIX B

                    ADDRESSES OF THE NOVALIS SECURITYHOLDERS

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

The following terms, as used in the Stock Purchase Agreement, have the following meanings:

        "1933 ACT" means the Securities Act of 1933, as amended.

        "1934 ACT" means the Securities Exchange Act of 1934, as amended.

        "1995 NOTES" shall have the meaning as set forth in the Recitals.

        "1999 NOTES" shall have the meaning as set forth in the Recitals.

        "ACCOUNTS RECEIVABLE" shall have the meaning as set forth in Section
2.12 of the Agreement.

        "ACQUISITION PROPOSAL" shall have the meaning as set forth in Section
5.2 of the Agreement.

        "ADJUSTMENT DATE" shall have the meaning as set forth in Section 1.1(e) of the Agreement.

        "ADJUSTED SHARES CLOSING" shall have the meaning as set forth in Section 1.1(e) of the Agreement.

        "AFFILIATE" shall mean any corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or person, the spouse, brother, sister and direct ascendants and descendents of any individual person, and any other person controlling, controlled by or under common control with the subject person, with control being evidenced by ownership of more than 20% of the capital stock of a person or the ability to direct the management or policies of another person through any other means; provided, however, that for purposes of this Agreement the term Affiliate shall not include QCA or its subsidiaries.

        "AGREEMENT" shall have the meaning as set forth in the Preamble.

        "ARKANSAS TRANSACTION" shall mean that certain transaction occurring simultaneously herewith.

        "ASSETS" shall have the meaning as set forth in Section 2.7 of the Agreement.

        "BALANCE SHEET" shall have the meaning as set forth in Section 2.6 of the Agreement.

        "BENEFIT PLAN" shall have the meaning as set forth in Section 2.22(b) of the Agreement.

        "BROADVIEW" shall have the meaning as set forth in Section 5.4 of the Agreement.

        "CAP" shall have the meaning as set forth in Section 6.3(c) of the Agreement.

        "CASH PORTION OF THE PURCHASE PRICE" shall have the meaning as set forth in Section 1.1 of the Agreement.

        "CLAIMANT" shall have the meaning as set forth in Section 8.3(a) of the Agreement.

        "CLAIM NOTICE" shall have the meaning as set forth in Section 8.3(a) of the Agreement.

        "CLAIMS" shall have the meaning as set forth in Section 8.3(a) of the Agreement.

        "CLAIMS PERIOD" shall have the meaning as set forth in Section 8.1(a) of the Agreement.

        "CLOSING" shall have the meaning as set forth in Section 1.3 of the Agreement.

        "CLOSING DATE" shall have the meaning as set forth in Section 1.3 of the Agreement.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "CODE" shall have the meaning as set forth in Section 2.4(c) of the Agreement.

        "COMMON STOCK" shall have the meaning as set forth in the Recitals.

        "CONTRACTS" shall have the meaning as set forth in Section 2.16 of the Agreement.

        "CONFIDENTIALITY LETTER" means that certain Confidentiality Letter executed between TriZetto and Novalis on October 25, 1999.

        "DEFENDING PARTY" shall have the meaning set forth in Section 8.3(b) of the Agreement.

        "EMPLOYEES" shall have the meaning as set forth in Section 2.19 of the Agreement.

        "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, treaties and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "ENVIRONMENTAL PERMITS" means, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such person as currently conducted.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ESCROW SHARES" shall have the meaning set forth in Section 1.1(d)(iii) of the Agreement.

        "FINANCIAL STATEMENTS" shall have the meaning as set forth in Section
2.6 of the Agreement.

        "FIXED ASSETS" shall have the meaning as set forth in Section 2.10 of the Agreement.

        "GAAP" shall have the meaning as set forth in Section 2.6 of the Agreement.

        "HAZARDOUS MATERIAL" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which is regulated under any Environmental Law.

        "INDEMNIFIED PARTIES" shall have the meaning as set forth in Section 8.4 of the Agreement.

        "INITIAL TRIZETTO STOCK PRICE" shall have the meaning as set forth in
Section 1.1(e) of the Agreement.

        "INTANGIBLE PERSONAL PROPERTY" shall have the meaning as set forth in
Section 2.11 of the Agreement.

        "INTERIM FINANCIAL STATEMENTS" shall have the meaning as set forth in
Section 2.6 of the Agreement.

        "INTELLECTUAL PROPERTY" means patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, trade names, service marks, service names, licenses, trade secrets and any other know-how or intellectual property rights, and rights in any thereof, in each case material to the business of Novalis and the Novalis Subsidiaries taken as a whole.

        "KNOWLEDGE OF NOVALIS" means the actual knowledge of the officers of Novalis, and knowledge that an officer should have after due inquiry.

        "LEASES" shall have the meaning as set forth in Section 2.9 of the Agreement.

        "LICENSES" shall have the meaning as set forth in Section 2.13 of the Agreement.

        "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

        "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or liabilities of such Person and its Subsidiaries taken as a whole.

        "NMS" shall have the meaning as set forth in Section 1.1 of the Agreement.

        "NOVALIS" shall have the meaning as set forth in the Preamble.

        "NOVALIS DISCLOSURE SCHEDULE" shall mean the written disclosure schedule delivered on or prior to the date hereof by Novalis to TriZetto that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

        "NOVALIS ENVIRONMENTAL LIABILITIES" mean any and all liabilities of or relating to Novalis and any of its Subsidiaries, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

        "NOVALIS NOTEHOLDER" shall have the meaning as set forth in the Preamble.

        "NOVALIS NOTES" shall have the meaning as set forth in the Recitals.

        "NOVALIS OPTION" means any option granted, whether exercisable or not exercisable and not exercised or expired, to a current or former employee, director, consultant, advisor or independent contractor of Novalis or any of its Subsidiaries or any predecessor thereof to purchase Novalis Stock pursuant to Novalis' Option Plan (as defined below).

        "NOVALIS SECURITYHOLDER" shall have the meaning as set forth in the Preamble.

        "NOVALIS SECURITYHOLDERS CLAIM" shall have the meaning set forth in
Section 8.2(b) of the Agreement.

        "NOVALIS SECURITYHOLDERS RECOVERABLE LOSSES" shall have the meaning set forth in Section 8.2(b) of the Agreement.

        "NOVALIS STOCK" shall have the meaning as set forth in the Recitals.

        "NOVALIS STOCKHOLDER" shall have the meaning as set forth in the Preamble.

        "NOVALIS STOCKHOLDERS AGREEMENT" shall have the meaning as set forth in
Section 2.3

of the Agreement

        "NOVALIS SUBSIDIARY" means any Subsidiary of Novalis including, without limitation, each of the following or any combination thereof: Novalis Development and Licensing Corporation, an Indiana corporation (formerly known as Health Networks of America, Inc.), Novalis Services Corporation, a Delaware corporation, Novalis Development Corporation, a Delaware corporation (formerly known as Novalis Corporation), Health Networks of America, Inc., a Maryland corporation, and Digital Insurance Systems Corporation, an Ohio corporation. For purposes of this Agreement, Novalis Subsidiary shall not include PHN and QCA.

        "OFFSET ESCROW" shall have the meaning set forth in Section 1.1(d)(iii) of the Agreement.

        "OFFSET ESCROW AGENT" shall have the meaning set forth in Section 1.1(d)(iii) of the Agreement.

        "OFFSET ESCROW AGREEMENT" shall have the meaning set forth in Section 1.1(d)(iii) of the Agreement.

        "OPTION PLAN" shall refer to Novalis' 1995 Stock Option Plan, as amended.

        "OPTIONS" shall have the meaning as set forth in Section 2.3 of the Agreement.

        "PERSON" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

        "PERSONAL PROPERTY LEASES" shall have the meaning as set forth in
Section 2.9 of the Agreement.

        "PHN" means Preferred Health Network of Maryland, Inc. a Maryland corporation.

        "PRODUCTS" means the proprietary software applications developed or owned by Novalis and/or the Novalis Subsidiaries.

        "PROMISSORY NOTE" shall have the meaning as set forth in Section 9.2(g) of the Agreement.

        "PURCHASE PRICE" shall have the meaning as set forth in Section 1.1 of the Agreement.

        "QCA" means QualChoice of Arkansas, an Arkansas non-profit corporation.

        "RECOVERABLE LOSSES" shall have the meaning set forth in Section 8.3(a) of the Agreement.

        "REAL PROPERTY LEASES" shall have the meaning as set forth in Section
2.9 of the Agreement.

        "REPRESENTATIVE" means ABS Capital Partners, L.P.

        "SEC" shall have the meaning as set forth in Section 4.7 of the Agreement.

        "SEC FILINGS" shall have the meaning as set forth in Section 4.7 of the Agreement.

        "SERIES A STOCK" shall have the meaning as set forth in the Recitals.

        "SERIES B STOCK" shall have the meaning as set forth in the Recitals.

        "SERIES C STOCK" shall have the meaning as set forth in the Recitals.

        "SOFTWARE" means software programs and rights in any thereof (insofar as it is practical to list or describe such rights).

        "STATE REGULATIONS" shall have the meaning as set forth in Section 2.3
(b) (i).

        "STOCK PLEDGE AGREEMENT" shall have the meaning as set forth in Section 9.2(g) of the Agreement.

        "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "TAX RETURNS" means any return, report, information return, registration form or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

        "TAXES" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

        "TAXING AUTHORITY" shall mean any governmental authority responsible for the imposition of Taxes.

        "THIRD PARTY CLAIM" shall have the meaning set forth in Section 8.3(b) of the Agreement.

        "THIRD PARTY LICENSES" means all licenses and other agreements with third parties relating to any Intellectual Property or products that Novalis or its Subsidiaries are licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by Novalis or its Subsidiaries.

        "THIRD PARTY TECHNOLOGY" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses.

        "TRANSACTION DOCUMENTS" means the Agreement, the Offset Escrow Agreement, the Warrant Escrow Agreement, the Non-Competition Agreement, the Registration Rights Agreement, the Stock Pledge Agreements, the Promissory Notes, the Warrant, the employment letter agreement dated as of the date of the Agreement by and between TriZetto and Chester E. Burrell, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

        "TRANSFER AGENT" shall have the meaning as set forth in Section 1.1(d)(iv) of the Agreement.

        "TRANSFER TAXES" shall have the meaning as set forth in Section 7.6 of the Agreement.

        "TRIZETTO" shall have the meaning as set forth in the Preamble.

        "TRIZETTO CLAIMS" shall have the meaning set forth in Section 8.1(b) of the Agreement.

        "TRIZETTO COMMON STOCK" shall have the meaning set forth in Section 4.6(a) of the Agreement.

        "TRIZETTO DISCLOSURE SCHEDULE" shall mean the written disclosure schedule delivered on or prior to the date hereof by TriZetto to Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

        "TRIZETTO PREFERRED STOCK" shall have the meaning set forth in Section 4.6(a) of the Agreement.

        "TRIZETTO RECOVERABLE LOSSES" shall have the meaning set forth in
Section 8.1(b) of the Agreement.

        "TRIZETTO STOCK" shall have the meaning as set forth in Section 1.1 of the Agreement.

        "TRIZETTO SUBSIDIARY" means any Subsidiary of TriZetto including, without limitation, each of the following or any combination thereof: Croghan & Associations, Inc., a Colorado corporation, Margolis Health Enterprises, Inc., a California corporation, and Creative Business Solution, Inc. a Texas corporation.

        "WARN ACT" means the Worker Adjustment and Retraining Notification Act.

        "WARRANT ESCROW" shall have the meaning as set forth in Section 1.1(b)(i) of the Agreement.

        "WARRANT ESCROW AGENT" shall have the meaning set forth in Section 1.1(b)(i) of the Agreement.

        "WARRANT ESCROW AGREEMENT" shall have the meaning as set forth in
Section 1.1(b)(i) of the Agreement.

        "YEAR 2000 COMPLIANT" means that the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, to the extent such products, services or other items are not modified by a third party and such products, services or other items are not combined with third party products unless otherwise authorized by the vendor thereof.

                                    EXHIBIT B

              ALLOCATION OF THE STOCK PORTION OF THE PURCHASE PRICE

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]

                                    EXHIBIT C

              ALLOCATION OF THE CASH PORTION OF THE PURCHASE PRICE

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]

                                    EXHIBIT D

                        FORM OF WARRANT ESCROW AGREEMENT

                See Exhibit 2.7 filed with the Company's Form 8-K

                                    EXHIBIT E

                         FORM OF OFFSET ESCROW AGREEMENT

                See Exhibit 2.2 filed with the Company's Form 8-K

                                    EXHIBIT F

                     FORM OF WARRANT AND WARRANT ASSIGNMENT

                See Exhibit 2.5 filed with the Company's Form 8-K

                                    EXHIBIT G

                        FORM OF NON-COMPETITION AGREEMENT

                See Exhibit 2.6 filed with the Company's Form 8-K

                                    EXHIBIT H

                       FORM OF OPINION OF NOVALIS' COUNSEL

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]

                                    EXHIBIT I

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                See Exhibit 2.3 filed with the Company's Form 8-K

                                    EXHIBIT J

                             FORM OF PROMISSORY NOTE

                See Exhibit 2.4 filed with the Company's Form 8-K

                                    EXHIBIT K

                         FORM OF STOCK PLEDGE AGREEMENT

                See Exhibit 2.8 filed with the Company's Form 8-K

                                    EXHIBIT L

                              FORM OF SYCR OPINION

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]